UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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METHODE ELECTRONICS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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METHODE ELECTRONICS, INC.
25650 West Eleven Mile Road
Southfield, Michigan 48034

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 16, 2026
To our Stockholders:
The 2026 Annual Meeting of Stockholders of Methode Electronics, Inc. (“Methode” or the “Company”) will be held on Wednesday, September 16, 2026, at 11:00 a.m., Eastern Daylight Time. The 2026 Annual Meeting will be a virtual meeting conducted via live webcast. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/MEI2026 and entering the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.
At the Annual Meeting, stockholders will be asked to consider and vote on the following matters, each as more fully described in the accompanying proxy statement:
1.
To elect seven director nominees to hold office until the Company’s 2027 Annual Meeting of Stockholders or until such director’s earlier resignation, or a respective successor is duly elected and appointed;

2.	To approve the Methode Electronics, Inc. 2026 Omnibus Incentive Plan;
3.	To ratify the Audit Committee’s selection of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending May 1, 2027;
4.	To approve, on a non-binding, advisory basis, the compensation of Methode’s named executive officers; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on July 23, 2026, the record date, are entitled to notice of and to vote at the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, you are requested to vote your shares via the internet, by telephone or by completing and returning the proxy card if you requested paper copies of the Company’s proxy materials. Any person giving a proxy has the power to revoke it at any time prior to the Annual Meeting and stockholders who attend the Annual Meeting may withdraw their proxies and vote online at the Annual Meeting.

By Order of the Board of Directors,

Mark D. Schwabero
Chairman

Southfield, Michigan
July 31, 2026
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to Be Held on September 16, 2026
We are furnishing the proxy materials for the Annual Meeting electronically using the internet through the mailing to our stockholders of a Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”). The Notice and Access Card will be mailed to stockholders on July 31, 2026. Please visit the website www.proxyvote.com to view electronic versions of our Proxy Statement and our 2026 Annual Report on Form 10-K, and to request electronic delivery of future proxy materials.

METHODE ELECTRONICS, INC.
25650 West Eleven Mile Road
Southfield, Michigan 48034

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
September 16, 2026
This proxy statement is being furnished by and on behalf of the Board of Directors of Methode Electronics, Inc. (“Methode” or the “Company”), in connection with the solicitation of proxies to be voted at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be a virtual meeting conducted via live webcast.
We are furnishing the proxy materials for the Annual Meeting through the mailing to our stockholders of a Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”). We mailed the Notice and Access Card on July 31, 2026 to stockholders of record as of July 23, 2026. Please visit the website www.proxyvote.com to view electronic versions of this proxy statement and our 2026 Annual Report on Form 10-K, and to request electronic delivery of future proxy materials.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Where and when will the Annual Meeting be held?
The Annual Meeting will be held at 11:00 a.m., Eastern Daylight Time, on Wednesday, September 16, 2026. The Annual Meeting will be a virtual meeting via live webcast on the internet.
Who can vote at, and participate in, the Annual Meeting?
Only stockholders as of the close of business on July 23, 2026, the record date, will be able to attend the Annual Meeting and to vote and submit questions during the meeting. On the record date, there were 35,494,942 shares of Methode common stock outstanding.
How can I vote my shares at, and participate in, the Annual Meeting?
The annual meeting will be held entirely online. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by logging in to www.virtualshareholdermeeting.com/MEI2026. For record holders of shares, you will need to use the 16-digit control number included in the Notice and Access Card or on your proxy card. For beneficial owners of shares held through a broker, bank or other nominee, you will need to use the control number issued to you through your broker, bank or other nominee in the voting instruction form that accompanied your proxy materials. Even if you plan to participate in the meeting, we recommend that you vote in advance by using one of the methods described in the proxy materials, in case you later change your mind and determine not to participate in the meeting.
How can I vote my shares without attending the Annual Meeting?
To vote your shares without attending the Annual Meeting, please follow the instructions for internet or telephone voting on the Notice and Access Card. You will need the 16-digit control number included on your Notice and Access Card to authorize a proxy to vote your shares via the internet or by telephone. You can authorize a proxy to vote your shares at any time prior to 11:59 p.m., Eastern Daylight Time, on September 15, 2026, the day before the Annual Meeting. If you request printed copies of the proxy materials by mail, you may also vote by signing your proxy card and returning it by mail or following the alternative instructions on your proxy card.
What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you are the beneficial owner of shares held in street name, the Notice and Access Card or proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares by following their instructions for voting. Beneficial owners of shares held in street name should generally be able to vote by telephone or via the internet or by signing, dating and returning a voting instruction form. However, the availability of telephone and internet voting will depend on the voting process of your broker, bank or other nominee. If your broker provides you with a 16-digit control number found on the voting instruction form, you may also vote your shares by signing in with your 16-digit control number and voting at the Annual Meeting.
How many votes do I have?
Each share of Methode common stock that you own entitles you to one vote.
What am I voting on at the Annual Meeting?
At the Annual Meeting, stockholders are being asked to consider and vote on the following four proposals:
Proposal 1: The election of seven directors, each to hold office until the Company’s 2027 Annual Meeting of Stockholders or until any such director’s earlier resignation, or until his or her successor is duly elected and qualified;
Proposal 2: The approval of the Methode Electronics, Inc. 2026 Omnibus Incentive Plan (the “2026 Plan”);
Proposal 3: The ratification of the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for fiscal 2027; and
Proposal 4: The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement (the “Say-on-Pay Proposal”).
How does the Board recommend I vote on the proposals?
The Board of Directors recommends that you vote “FOR” each of Methode’s nominees for director (Proposal 1), “FOR” the approval of the 2026 Plan (Proposal 2), “FOR” the ratification of EY as our independent registered public accounting firm (Proposal 3), and “FOR” the Say-on-Pay Proposal (Proposal 4).
If you submit a proxy without indicating your vote on any matter, the designated proxies will vote for each of the director nominees in Proposal 1, and in favor of Proposals 2, 3 and 4.
What is a “broker non-vote”?
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary voting power. Under the rules of the New York Stock Exchange (the “NYSE”), brokerage firms have the authority to cast votes on certain “routine” matters if they do not receive instructions from their customers. The auditor ratification proposal (Proposal 3) is considered a “routine” matter and your shares may be voted on such proposal if they are held in the name of a brokerage firm even if you do not provide voting instructions. The other proposals being considered and voted on at the Annual Meeting are “non-routine” matters for which brokers may not vote absent voting instructions from the beneficial owner.
How many votes are needed to approve each of the proposals?
For the election of directors (Proposal 1), the approval of the 2026 Plan (Proposal 2), the auditor ratification proposal (Proposal 3), and the Say-on-Pay Proposal (Proposal 4), stockholders may vote “for,” “against,” or “abstain” from voting. The affirmative vote of a majority of the stock having voting power present or represented by proxy at the Annual Meeting is required to approve each of these proposals. While broker non-votes will be considered as present at the Annual Meeting for quorum purposes, they will not be counted for purposes of determining the number of shares having voting power with respect to the election of directors (Proposal 1), the approval of the 2026 Plan (Proposal 2) or the Say-on-Pay Proposal (Proposal 4). Abstentions will be considered as present but will not be considered as votes in favor of any proposal. Consequently, abstentions have the effect of voting against each of Proposals 1, 2, 3 and 4, while broker non-votes will have no effect as to voting for or against Proposal 1, 2 or 4.
What constitutes a quorum?
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Methode’s common stock is necessary to constitute a quorum at the Annual Meeting. Broker non-votes and abstentions will be considered present for the purpose of determining whether we have a quorum.

What if other matters come up at the Annual Meeting?
At the time the Notice and Access Cards were mailed to our stockholders, we were not aware of any matters to be properly presented at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting, and you are a stockholder of record and have authorized a proxy to vote your shares, the persons named as proxies will have the discretion to vote on those matters for you.
Can I revoke my proxy after I authorize a proxy to vote my shares?
Yes. You may revoke your proxy by notifying our Corporate Secretary in writing that you wish to revoke your proxy at the following address: 25650 West Eleven Mile Road, Southfield, Michigan 48034, Attention: Corporate Secretary. You may also revoke your proxy by submitting a later dated and properly executed proxy (including by means of the telephone or internet) or by voting during the Annual Meeting. New paper proxy cards should be sent to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Your attendance at the virtual Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date. If you are a beneficial stockholder holding in street name, your broker, bank or other nominee can provide you with instructions on how to change your vote, or you can vote at the Annual Meeting using the control number provided to you by your broker, bank or other nominee.
How can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
Who pays for this proxy solicitation?
Methode will pay for this proxy solicitation. Our directors, officers or other regular employees may solicit proxies by telephone, by e-mail or in person. No additional compensation will be paid to directors, officers, and other regular employees for such services.
What is “householding” and how does it affect me?
We are sending only one copy of our Notice and Access Card and, if applicable, our proxy materials, to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice is known as “householding.” Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you received a householded mailing this year and you would like additional copies of our Notice and Access Card and proxy materials, if you would like to participate in householding or if you would like to opt out of householding, please contact us at: 25650 West Eleven Mile Road, Southfield, Michigan 48034, Attention: Corporate Secretary, or telephonically at (708) 867-6777.

CORPORATE GOVERNANCE
We are committed to maintaining high standards of corporate governance in order to serve the long-term interests of Methode and our stockholders.
Director Independence
Our Nominating and Governance Committee conducts an annual review and makes a recommendation to the full Board as to whether each of our director nominees meets the applicable independence standards of the SEC and the NYSE. The Board has determined that all of our directors are independent under the applicable standards, except for Jonathan DeGaynor, our President and Chief Executive Officer. Mr. DeGaynor’s lack of independence relates solely to his service as an executive officer and is not due to any other transactions or relationships.
In addition, our Board of Directors has determined that each member of our Audit Committee, our Compensation Committee and our Nominating and Governance Committee satisfies the applicable independence standards of the SEC and the NYSE.
Board Committees
The following chart sets forth the membership, principal functions and number of meetings held in fiscal 2026 for our Audit Committee, Compensation Committee and Nominating and Governance Committee.

Committee	Members	Principal Functions		Number of Meetings in Fiscal 2026
Audit	Mary A. Lindsey (Chair) David P. Blom Therese M. Bobek Mark D. Schwabero	•	Oversees accounting and financial reporting processes, and audits of financial statements.	8
		•	Monitors performance of internal audit function and our system of internal controls.
•
Monitors performance, qualifications, and independence of our independent registered public accounting firm, makes decisions regarding the retention, termination and compensation of such firm, and approves related services.

		•	Monitors compliance with legal and regulatory requirements pertaining to financial statements.
		•	Reviews our financial press releases and certain SEC filings.
•
Discusses with management major financial risk exposures and the steps taken to monitor and control such exposures and discusses guidelines and policies by which risk assessment and risk management is undertaken.

		•	If applicable, reviews related party transactions which could reasonably be expected to have a material impact on the Company’s financial statements.

Committee	Members	Principal Functions		Number of Meetings in Fiscal 2026
Compensation	Bruce K. Crowther (Chair) David P. Blom Brian J. Cadwallader Mary A. Lindsey	•	Oversees our executive compensation policies and plans.	7
		•	Approves goals and incentives for the compensation of our Chief Executive Officer and, with the advice of the Chief Executive Officer, the other executive officers.
		•	Approves grants under our stock plan.
		•	Oversees our culture and strategies relating to human capital management.
		•	Makes decisions regarding the retention, compensation, and termination of any Committee compensation consultant, and monitors their independence.
		•	Evaluates whether risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.
Nominating and Governance	Brian J. Cadwallader (Chair) Therese M. Bobek Bruce K. Crowther Mark D. Schwabero	•	Recommends director candidates for election to our Board.	5
		•	Recommends Board committee assignments.
		•	Recommends compensation and benefits for directors.
		•	Reviews succession planning for our executive officers.
		•	Reviews and recommends revisions to our Corporate Governance Guidelines.
		•	Oversees an annual evaluation by the independent directors of the performance of the CEO.
		•	Oversees an annual assessment of Board and committee performance.

Our Executive Committee is authorized to act with the full authority of the Board, in intervals between meetings of the Board, except to the extent such authority has been limited in the Executive Committee Charter. The members of the Executive Committee consist of the Chairman of the Board and the Chairs of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Executive Committee did not meet in fiscal 2026.
Our committees operate pursuant to charters adopted by the Board. Our committee charters and our Corporate Governance Guidelines are available on the Investors page of our website at methode.com or in print upon any stockholder’s request.
Board Meetings, Leadership Structure, Evaluations and Education
During fiscal 2026, our Board of Directors held six meetings. Under our Corporate Governance Guidelines, our directors are expected to attend Board and stockholder meetings and meetings of committees on which they serve. Our directors are expected to meet as frequently as necessary to properly discharge their responsibilities. No director attended less than 75% of the aggregate of the total number of meetings of our Board and of the respective committees on which he or she served, except for Mr. Blom who attended 71% of such meetings. Mr. Blom attended 100% of all regularly scheduled quarterly Board of Directors meetings and 83% of the aggregate of all regularly scheduled quarterly Board of Directors and Board committee meetings.

Our independent directors hold regularly scheduled executive sessions at which only independent directors are present. Pursuant to our Corporate Governance Guidelines, our Chairman of the Board is the Presiding Director of such sessions.
The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interests of our stockholders. This structure provides for a greater role for the independent directors in the oversight of Methode and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.
The Nominating and Governance Committee oversees the annual Board and committee evaluation process, which periodically includes the engagement of outside legal counsel to conduct individual interviews with Board members. In fiscal 2026, the Board conducted its annual self-evaluation, which included consideration of Board composition, expertise, culture, meeting structure, quality of materials, strategic oversight, and interaction with management. The directors met in executive session to discuss the Board’s performance and identified areas for continued focus. The Board considers the feedback from the evaluation in connection with its ongoing governance and leadership practices.
The Company believes that ongoing education is important for the ability of our directors to fulfill their duties and supports our Board members in continuing education throughout their service with Methode. The Company encourages directors to participate in external director education programs and reimburses directors for the expenses of their attendance. Internal and external specialists also provide the Board with educational sessions during our Board meetings.
Risk Oversight, Cybersecurity and Compensation Policy Risks
Our Board of Directors has oversight responsibility for our strategic and operational risks, including risks relating to cybersecurity policies and practices. Our Board oversees the Company’s Enterprise Risk Management (ERM) program. Additionally, our Board and committees review information regarding Methode’s markets, competition, and financial risks, as well as risks associated with Methode’s operations throughout the world. Our Audit Committee discusses with management Methode’s major financial risk exposures and the steps management has taken to monitor and control such exposures and reviews the process by which risk is managed and assessed. Our Compensation Committee evaluates risks arising from Methode’s compensation practices and policies. The entire Board of Directors is regularly informed about the risk management policies and practices monitored by the various committees.
Our Chief Information Officer and Chief Information Security Officer provides quarterly reports to the Board about our strategy, programs, incidents and threats, and other developments and action items related to cybersecurity.
The Compensation Committee monitors the mix and design of the elements of executive compensation and believes that our compensation programs do not encourage management to assume excessive risks. We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Methode.
Nominating Process of the Nominating and Governance Committee
Our Nominating and Governance Committee is responsible for identifying and recommending to our Board of Directors individuals qualified to become directors consistent with criteria approved by our Board. In considering potential candidates for our Board, including with respect to nominations for re-election of incumbent directors, the Committee considers the potential candidate’s integrity and business ethics; strength of character, judgment and experience consistent with our needs; specific areas of expertise and leadership roles; and the ability to bring diversity to our Board. The Committee seeks an appropriate balance between newer directors and longer-serving directors. While the Nominating and Governance Committee charter and our Corporate Governance Guidelines do not prescribe diversity standards, the Committee considers diversity in the context of the Board as a whole, including whether the potential candidate brings complementary skills and viewpoints.
The Committee also considers the ability of the individual to allocate the time necessary to carry out the tasks of Board membership, including membership on appropriate committees. We believe that our directors’ outside directorships enable them to contribute valuable knowledge and experience to the Board. Nonetheless, the Board is sensitive to the potential for overboarding to compromise the ability of these directors to effectively serve on our Board and committees. Our Corporate Governance Guidelines limit each director’s service on the boards of public companies to no more than three other boards. Our Audit Committee Charter limits each member’s service on audit committees of public companies to no more than two other audit committees, unless approved by the Board.

The Committee has adopted a process for identifying new director candidates. Recommendations may be received by the Committee from various sources, including directors and Company contacts. The Committee has used a search firm to assist with the independent director recruitment process and has sole authority to retain and terminate any such search firm and approve the search firm’s fees.
The Committee will also consider suggestions from our stockholders. Stockholders may recommend candidates at any time, but the Committee requires recommendations for election at our Annual Meeting to be submitted to the Committee no later than 120 days before the first anniversary of the date of the proxy statement from the previous year’s Annual Meeting. The written notice must include (i) the name, age, address and principal occupation or employment of the proposed nominee, (ii) the number of shares of our common stock owned by such nominee, (iii) a statement that the nominee is willing to be nominated, and (iv) any other information required in a proxy statement under the SEC’s rules. Recommendations must be sent to the Nominating and Governance Committee, Methode Electronics, Inc., 25650 West Eleven Mile Road, Southfield, Michigan 48034. Any recommendations from stockholders will be evaluated in the same manner that potential nominees suggested by directors or Company contacts are evaluated. Information regarding the requirements to nominate a director at our 2027 Annual Meeting is set forth below under “Other Information—Stockholder Proposals and Director Nominations.”
Summary of Qualifications of Director Nominees
The following table highlights certain skills, experience, and qualifications that each of the seven director nominees brings to the Board.

Skills and Experience	Blom	Bobek	Cadwallader	Crowther	DeGaynor	Lindsey	Schwabero
Leadership and Strategy	✔	✔	✔	✔	✔	✔	✔
Financial/Accounting	✔	✔			✔	✔	✔
Mergers and Acquisitions	✔		✔		✔	✔	✔
Cybersecurity/IT Systems		✔	✔		✔	✔	✔
International Business			✔		✔	✔	✔
Technology/Innovation	✔		✔		✔		✔
Industry Experience	✔		✔	✔	✔	✔	✔
Public Company Board Service	✔			✔	✔	✔	✔
Manufacturing/Operations	✔				✔		✔

Corporate Responsibility
The Company is committed to being a responsible steward to the environment, its employees, and the communities in which it operates, and conducting its operations in an ethical manner with honesty and integrity. Guided by these principles and with Board oversight, we are implementing and continuously improving our Environmental, Social and Governance (ESG) strategy.
Environmental Stewardship. The Company practices responsible environmental management to protect its employees, customers, communities, and the environment. This includes:
•	considering a lifecycle perspective and supporting a circular principle for waste;
•	improving the efficiency and conservation of energy and natural resources;
•	reducing the emission of air pollutants, including greenhouse gases; and
•	considering pollution prevention by seeking to reduce, reuse and/or recycle waste and packaging material.

As part of this effort, we have numerous programs in place at our global locations to reduce waste generation, improve waste sorting and increase waste diversion from landfills. We are dedicated to pursuing environmentally sustainable practices through initiatives such as utilizing reusable shipping containers and vertically integrated manufacturing to reduce logistics. We have a process in place to monitor the environmental practices at our global facilities via periodic third-party audits.
We are committed to reducing greenhouse gas (GHG) emissions associated with our energy consumption and mobile sources at our manufacturing facilities. Projects include implementing energy efficiency measures in indoor locations, installing on-site solar, and continuing the electrification of our diesel and gasoline powered equipment and vehicles.
Workplace and Community. The Company takes pride in its relationships with its employees, suppliers, and customers and the communities in which it operates.
Values and Ethics. Our corporate culture is committed to doing business with integrity, teamwork, and performance excellence. Our core values include innovation, continuous improvement, passion, and a sense of urgency. Our Code of Conduct (the “Code”) and our Anti-Corruption Policy address topics such as anti-corruption, discrimination, human rights, anti-slavery, trade, harassment, privacy, appropriate use of company assets, protecting confidential information, and reporting violations anonymously. The Code and our Anti-Corruption Policy have been translated into multiple languages and are posted on our website at methode.com. In addition, we provide training on a variety of ethics and compliance topics, including the prevention of discrimination, harassment, and sexual harassment. We also offer an independent anonymous helpline for employees or other parties to utilize when reporting concerns or potential violations.
Workplace Safety and Health. The success of our business is fundamentally connected to the well-being of our employees. We maintain a work environment with a safety culture grounded on the premise of eliminating workplace incidents, risks, and hazards. We have practices in place to help eliminate safety events and reduce their frequency and severity, and our employees are trained on safety-related topics. Employees are empowered to report safety concerns or other observations without fear of reprisal. We monitor the safety practices at our global facilities via periodic third-party audits.
Human Rights and Community Relations. The Company is committed to upholding the human rights and dignity of all persons in both our business operations and our global supply chain. The Company does not tolerate any forms of modern slavery, including human trafficking, forced or indentured labor, prison labor, child labor, illegal employment conditions or any other forms of illegal employment practices or violations of employment laws.
Diversity and Inclusion. As highlighted in our Diversity & Inclusion Statement available on our corporate website, we believe that diversity and inclusion are business imperatives that will enable us to build and empower our future workforce. We strive to maintain a diverse and inclusive workforce that reflects our global customer base and the communities that we serve.
Responsible Governance. We are committed to maintaining high standards of corporate governance in order to serve the long-term interests of Methode and our stakeholders. Our corporate governance policies promote transparency and accountability. Our governance policies address topics such as anti-corruption, discrimination, human rights, anti-slavery, trade compliance, harassment, privacy, appropriate use of company assets, safeguarding confidential information, and a process to report violations anonymously.
Board of Directors. As highlighted above, we have strong corporate governance practices, including engaged independent directors and committee members, an independent Chairman of the Board and annual board and committee self-evaluations. Our Board of Directors reflects an effective mix of diverse perspectives and business expertise. Additionally, our Board is responsible for overall risk oversight of the Company, which includes certain environmental, social, supply chain, cybersecurity, and other governance matters.
Business Ethics. The Company strives to conduct business in an honest, ethical, and responsible manner. We maintain a Code of Conduct that applies to all employees globally, covering all controlled Methode subsidiaries. We also expect our suppliers, contractors, agents, and representatives to abide by the same high standards when conducting business with or on behalf of the Company. Methode is committed to compliance with foreign, federal, state, and local laws and regulations.

Supply Chain Standards. The Company’s supply chain team seeks suppliers who will maintain the Company’s ethical business values. The Company has adopted a Supplier Code of Conduct which includes topics such as anti-corruption, discrimination, health and safety, protecting confidential information, and legal compliance. It also encourages the responsible sourcing of raw materials, including through our Conflict Minerals Policy.
Additional Information. Additional information regarding our activities related to environmental, social and governance initiatives can be found in our 2026 Corporate Social Responsibility Report, which is located on our website at methode.com. Please note that like other information on, or accessible through, our corporate website, our Corporate Social Responsibility Report is not part of our proxy solicitation materials nor is it incorporated by reference herein.
Communications with Directors
The Annual Meeting provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of our Board of Directors on appropriate matters. The Company encourages directors to attend annual meetings of stockholders. Of the ten directors serving on the Board at the time of the 2025 Annual Meeting of Stockholders, eight attended the meeting. All of the director nominees attended the 2025 Annual Meeting and we anticipate that all of our director nominees will attend the 2026 Annual Meeting.
In addition, interested parties may, at any time, communicate in writing with any particular director, or our independent directors as a group, by sending such written communication to the Corporate Secretary of Methode Electronics, Inc. at 25650 West Eleven Mile Road, Southfield, Michigan 48034. Copies of written communications received at such address will be provided to the relevant director or the independent directors as a group unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business or communications that relate to improper or irrelevant topics.
Stockholder Engagement
We believe that effective corporate governance should include engagement with our stockholders through investor conferences, non-deal roadshows, meetings, and phone calls. We engage with our stockholders on topics including Board oversight and composition, our executive compensation program, and our corporate governance practices. We believe that engagement with our stockholders helps us to better understand stockholders’ views on a variety of topics.
Code of Conduct
In fiscal 2026, our Board of Directors approved an updated Code of Conduct. The updated Code is designed to offer clear, globally applicable standards that reinforce a culture of integrity, accountability, and respect. It defines the expectations for how Methode operates as a global organization and supports employees in making responsible decisions that positively impact colleagues, customers, partners, and communities. The Code applies to our directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons serving similar functions, as well as other employees. The Code is available on the Investors page of our website at methode.com or in print upon any stockholder’s request.
If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Conduct to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions that pertains to any element of the Code of Conduct enumerated in Item 406(b) of Regulation S-K, we will promptly disclose the nature of such amendment or waiver on our website. Any other waivers will be promptly disclosed to our stockholders in accordance with, and to the extent required by, applicable rules and regulations.
Insider Trading Policies and Procedures
Our Board of Directors has adopted policies and procedures governing the purchase, sale and other dispositions of our securities by directors, officers and employees which are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. With regard to purchases of Methode stock by the Company, it is our policy to make any such purchases in compliance with the federal securities laws and applicable stock exchange listing requirements. Our Insider Trading Policy is located on the Investors page of our website at methode.com.

Stock Ownership Guidelines
We consider stock ownership by directors and executive officers to be an important means of linking their interests with those of our stockholders.
Directors. All directors are expected to own stock with a value equal to at least five times the annual cash retainer paid to Methode directors, subject to a five-year phase-in period for new directors. If a director’s required ownership level is not attained by the end of the phase-in period or thereafter, they are required to retain 100% of the net shares received upon vesting of any equity awards until the guideline level is achieved. All our directors were in compliance with our stock ownership guidelines for fiscal 2026, either by satisfying applicable ownership levels or complying with the retention requirement.
Executive Officers. For our executive officers, the guidelines for stock ownership are based on a multiple of the officers’ base salaries as follows:

Title	Guideline
Chief Executive Officer	Five times salary
Other Executive Officers	Three times salary

Unvested time-based restricted stock units are included in the calculation of stock ownership for purposes of these guidelines. Executive officers are expected to achieve fifty percent (50%) of the guideline stock ownership level within three years of promotion or appointment and one hundred percent (100%) within five years. If an executive officer’s required ownership level amount is not attained by the end of the relevant phase-in period (or at any time thereafter), the officer will be required to retain an amount equal to 75% of the net shares received as the result of the exercise, vesting, or payment of any equity awards granted, until the applicable guideline level is achieved. All our executive officers were in compliance with our stock ownership guidelines for fiscal 2026 by satisfying applicable ownership levels, subject to the phase-in-periods.
Prohibition on Hedging and Pledging
Our Insider Trading Policy prohibits our directors, executive officers, and certain key employees from engaging in certain transactions involving our common stock, including options trading, short sales, derivative transactions and hedging transactions. In addition, these directors, executive officers, and key employees are prohibited from holding our common stock in a margin account or otherwise pledging our common stock as collateral for a loan. Our Insider Trading Policy is located on our website at methode.com.
Clawback Policy
In the event we are required to restate our financial statements due to material noncompliance, our Incentive Compensation Recovery Policy requires us to recover from our current or former executive officers certain amounts of incentive-based compensation paid within the prior three years that were erroneously paid. Our Incentive Compensation Recovery Policy is located on the Investors page of our website at methode.com.

DIRECTOR COMPENSATION
We use a combination of cash and common stock to compensate our non-employee directors. For fiscal 2026, our non-employee directors received an annual cash retainer, meeting fees and an annual stock award with immediate vesting. Our Chairman and Committee Chairs received additional cash retainers for their service in fiscal 2026.
The Nominating and Governance Committee oversees and makes recommendations to the Board regarding our non-employee director compensation program. Upon the recommendation of our Nominating and Governance Committee, the Board did not make any changes to our compensation program for non-employee directors for fiscal 2026. In reviewing our director compensation program, the Nominating and Governance Committee and the Board considered peer and market data. The following table shows the non-employee director compensation components and amounts for fiscal 2026.

Compensation Component	Amount
Annual Cash Retainer	$80,000
Additional Annual Cash Retainer for the Chairman	$95,000
Additional Annual Cash Retainer for the Committee Chairs
• Audit Committee	$24,000
• Compensation Committee	$24,000
• Nominating and Governance Committee	$20,000
Fee for Each Committee and Special Board Meeting	$1,500
Annual Stock Grant	Shares valued at $140,000

The following table sets forth certain information regarding compensation earned by each of our non-employee directors during our fiscal year ended May 2, 2026.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David P. Blom	$98,000	$140,000	$238,000
Therese M. Bobek	$104,000	$140,000	$244,000
Brian J. Cadwallader	$122,500	$140,000	$262,500
Bruce K. Crowther	$120,500	$140,000	$260,500
Darren M. Dawson(2)	$58,000	$0	$58,000
Janie Goddard(2)	$59,500	$0	$59,500
Mary A. Lindsey	$122,000	$140,000	$262,000
Angelo V. Pantaleo(2)	$50,500	$0	$50,500
Mark D. Schwabero	$199,000	$140,000	$339,000

(1)
The reported amounts reflect the fair value at the date of grant calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Stock Compensation (“ASC 718”). Details of the assumptions used in valuing these awards are set forth in our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 2, 2026.

(2)	Mr. Dawson, Ms. Goddard and Mr. Pantaleo did not stand for re-election at the Company’s Annual Meeting in September 2025.

SECURITY OWNERSHIP
Five Percent Stockholders
The following table sets forth information regarding all persons known by Methode as of July 23, 2026, to be the beneficial owners of more than 5% of Methode’s common stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class (%)
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	2,579,422	7.3
T. Rowe Price Investment Management, Inc.(3) 1307 Point Street, Baltimore, Maryland 21231	2,088,968	5.9
Ameriprise Financial, Inc.(4) 145 Ameriprise Financial Center Minneapolis, Minnesota 55474	1,979,281	5.6

1)
On March 27, 2026, the Vanguard Group, Inc. (“VGI”) filed an amended beneficial ownership report on Schedule 13G/A to report that as a result of an internal reorganization, VGI no longer has beneficial ownership over securities beneficially owned by certain of its subsidiaries or business divisions of subsidiaries, and that such subsidiaries or business divisions would report beneficial ownership separately (on a disaggregated basis). Prior to that filing, VGI had most recently reported beneficial ownership of 2,900,422 shares as of September 30, 2024, representing approximately 8.2% of our outstanding common stock. Based on the March 2026 filing, and the absence of a subsequent beneficial ownership report by a VGI subsidiary or other business division within 45 days from the end of the applicable calendar quarter to report individual beneficial ownership over 5%, we have omitted VGI and its affiliates from the beneficial ownership table.

2)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) on April 24, 2025. In the Schedule 13G/A, BlackRock, Inc. reported that, as a parent holding company, as of March 31, 2025, it had sole voting power with respect to 2,533,815 shares and sole dispositive power with respect to 2,579,422 shares.

3)
Based on a Schedule 13G filed with the SEC on May 15, 2026. In the Schedule 13G, T. Rowe Price Investment Management, Inc. reported that, as an investment adviser, as of March 31, 2026, it had sole voting and dispositive power with respect to 2,088,968 shares.

4)
Based on a Schedule 13G filed with the SEC on May 15, 2026 by Ameriprise Financial, Inc. (“AFI”). As reported in such filing, as of March 31, 2026, AFI has sole voting and dispositive power over 1,979,281shares of common stock. AFI is the parent company of Columbia Management Investment Advisers, LLC (“CMIA”), which is the record holder of the shares. As a result of this relationship, AFI may be deemed to beneficially own the CMIA shares held of record by CMIA. Each of AFI and CMIA expressly disclaims beneficial ownership of such shares. The principal business address of CMIA is 290 Congress Street, Boston, Massachusetts, 02210.

Directors and Executive Officers
The following table sets forth information regarding our common stock beneficially owned as of July 23, 2026, by (i) each director and nominee, (ii) each of the named executive officers, and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class (%)
Directors
David P. Blom	56,074(2)	*
Therese M. Bobek	49,611(3)	*
Brian J. Cadwallader	55,975(4)	*
Bruce K. Crowther	50,654(2)	*
Jonathan B. DeGaynor	198,410(5)	*
Mary A. Lindsey	57,446(6)	*
Mark D. Schwabero	52,975(7)	*
Executive Officers
John Erwin	35,164(8)	*
Laura Kowalchik	43,965(9)	*
Lars Ullrich	43,083(10)	*
Kerry Vyverberg	29,345(11)	*
All current directors and executive officers as a group (11 persons)	672,702	1.9

*	Percentage represents less than 1% of the total shares of common stock outstanding.
(1)
Beneficial ownership arises from sole voting and dispositive power unless otherwise indicated by footnote and includes the number of shares directly or indirectly owned, in addition to shares underlying restricted stock unit awards that could vest (or have restrictions removed) within 60 days of July 23, 2026.

(2)	Shares are held in a trust pursuant to which the insider shares voting and investment power with their spouse.
(3)
Includes 28,068 shares of phantom stock held in the Company’s Deferred Compensation Plan and 21,543 shares held in a trust pursuant to which Ms. Bobek shares voting and investment power with her spouse.

(4)
Includes 46,975 shares of phantom stock held in the Company’s Deferred Compensation Plan and 9,000 shares held in a trust pursuant to which Mr. Cadwallader shares voting and investment power with his spouse.

(5)	Includes 108,412 shares subject to restricted stock units which vest on August 8, 2026, 32,733 shares held jointly with Mr. DeGaynor’s wife and 3,028 shares held in our 401(k) Plan.
(6)	Includes 31,476 shares of phantom stock held in the Company’s Deferred Compensation Plan.
(7)	Includes 46,975 shares of phantom stock held in the Company’s Deferred Compensation Plan.
(8)
Includes 10,337 shares subject to restricted stock units which vest on August 8, 2026, 14,400 shares subject to restricted stock units which vest on September 11, 2026, and 1,518 shares held in our 401(k) Plan.

(9)	Includes 25,842 shares subject to restricted stock units which vest on August 8, 2026.
(10)	Includes 18,707 shares subject to restricted stock units which vest on August 8, 2026 and 15,150 shares held jointly with Mr. Ullrich’s wife.
(11)	Includes 9,766 shares subject to restricted stock units which will vest on August 8, 2026 and 13,783 shares of common stock held in our 401(k) Plan.

PROPOSAL ONE
ELECTION OF DIRECTORS
A Board of seven directors will be elected at the Annual Meeting. Each of the seven directors will hold office until the next annual meeting of stockholders, or until any such director’s earlier resignation or until his or her successor is elected and qualified. All the nominees listed below currently serve as directors. All nominees were recommended unanimously to our Board of Directors by our Nominating and Governance Committee and were nominated by our Board of Directors. If any nominee is unwilling or unable to serve as a director, an event which our Board does not anticipate, shares represented by the proxies will be voted for the election of another nominee nominated by our Board upon the recommendation of our Nominating and Governance Committee, or the Board may reduce the size of the Board and the number of directors to be elected at the Annual Meeting.
Our Corporate Governance Guidelines provide that a director who does not receive a majority of the votes cast for him or her in an uncontested election will promptly (and in any event within ten business days of the Annual Meeting) tender his or her resignation from the Board. At the option of the Board, the Nominating and Governance Committee may initially consider and recommend to the Board whether any such resignation should be accepted or rejected. The Board will decide to accept or reject any such resignation within 60 days of the Annual Meeting. The director tendering the resignation may not participate in the decisions of the Nominating and Governance Committee or the Board that concern his or her resignation or, unless three or fewer directors receive a majority vote, the resignation of any other director under the guidelines.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING NOMINEES.

David P. Blom
Director since 2019
Age 71
Mr. Blom served as President and Chief Executive Officer of OhioHealth Corporation, a not-for-profit healthcare system, from 2002 until his retirement in 2019. Mr. Blom serves on the Board, Audit Committee and Nominating and Governance Committee (Chair) of Worthington Industries, Inc., an industrial manufacturing company. Mr. Blom’s extensive leadership experience as chief executive officer of a large healthcare system bring valuable perspectives to our Board.

Therese M. Bobek
Director since 2020
Age 65
Ms. Bobek served as an Assurance Partner of PricewaterhouseCoopers LLP (“PwC”) from 1997 until her retirement in 2018. Ms. Bobek most recently served in PwC’s national office where she directed a nationwide network of partners and managers supporting audit quality. Ms. Bobek also served as an Adjunct Lecturer in the Master of Accountancy Program at the University of Iowa’s Tippie College of Business from 2018 to 2022. Ms. Bobek serves on the Boards of Trustees and the Audit Committees (Chair) of the Northern Funds and Northern Institutional Funds. Ms. Bobek’s extensive leadership experience at a major professional services firm, as well as her experience with audit quality oversight, bring valuable perspectives to our Board.

Brian J. Cadwallader
Director since 2018
Age 67
Mr. Cadwallader served as Vice President, Corporate Secretary and General Counsel of Johnson Controls, Inc., a global diversified technology and industrial company, from 2014 to 2016. Prior thereto, Mr. Cadwallader served as Vice President and Assistant General Counsel of Johnson Controls from 2011 to 2014. Mr. Cadwallader served as Group Vice President and General Counsel of Johnson Controls’ Building Efficiency business from 2010 to 2011. Prior to joining Johnson Controls, Mr. Cadwallader served as Associate General Counsel and Assistant Secretary at International Paper Company. In addition to his other responsibilities, Mr. Cadwallader was responsible for international legal and regulatory affairs for Johnson Controls and International Paper for over 15 years. Mr. Cadwallader’s legal background with expertise in international operations, corporate governance, M&A, and executive compensation brings valuable perspectives to our Board.

Bruce K. Crowther
Director since 2019
Age 74
Mr. Crowther served as President and Chief Executive Officer of Northwest Community Healthcare, a not-for-profit healthcare system, from 1992 until his retirement in 2013. Prior thereto, Mr. Crowther served as Executive Vice President and Chief Operating Officer of Northwest Community Healthcare from 1989 to 1991. Mr. Crowther is the past Chairman of the board of directors of the Illinois Hospital Association. Mr. Crowther served on the Board and various committees of NeoGenomics, Inc., a company specializing in cancer genetic testing and information services, from 2015 through 2024, and on the Board and various committees of Wintrust Financial Corporation, a financial services company, from 1998 through 2022. Mr. Crowther’s extensive executive and board leadership experiences bring valuable perspectives to our Board.

Jonathan B. DeGaynor
Director since 2024
Age 60
Mr. DeGaynor has served as our President and Chief Executive Officer since July 2024. Prior to joining Methode, Mr. DeGaynor served as President and CEO of Stoneridge, Inc., a publicly traded global designer and manufacturer of highly engineered electrical and electronic systems, components, and modules for the automotive, commercial, off-highway and agricultural vehicle markets, from 2015 to 2023. Prior to joining Stoneridge, Mr. DeGaynor was Vice President of Strategic Planning and Innovation at Guardian Industries Corp., a manufacturer of industrial glass and other building products for commercial, residential, and automotive applications. From 2008 to 2014, he served as Vice President of Business Development and Managing Director of Asia for SRG Global, Inc., a Guardian company and manufacturer of chrome plated parts for the automotive, commercial truck and consumer goods industries. From 2005 to 2008, Mr. DeGaynor was the Chief Operating Officer, International for Autocam Corporation, a manufacturer of precision-machine components for the automotive industry. Mr. DeGaynor’s strategic view, industry expertise and quality of leadership bring important perspectives to our Board.

Mary A. Lindsey
Director since 2020
Age 70
Ms. Lindsey served as Chief Financial Officer of Commercial Metals Company, a global manufacturer and recycler of steel and other metals, from January 2016 until her retirement in 2019. In addition, Ms. Lindsey served as Senior Vice President since 2017 and Vice President-Tax from 2009 to 2016. Ms. Lindsey serves on the Board, Audit Committee (Chair), and Corporate Governance and Nominating Committee of Lindsay Corporation, a provider of water management and road infrastructure products and services. In addition, Ms. Lindsey serves on the Board and Audit Committee of Orion Engineered Carbons S.A., a supplier of carbon products. Ms. Lindsey’s experience as a chief financial officer of a publicly traded company and her financial and tax expertise bring valuable perspectives to our Board.

Mark D. Schwabero, Chairman
Director since 2019
Age 73
Mr. Schwabero has served as our Chairman of the Board since September 2024 and previously served as our Vice Chairman of the Board since May 2024. Mr. Schwabero served as Chairman, Chief Executive Officer and Director of Brunswick Corporation, a recreational marine products company, from 2016 until his retirement in 2018. Prior thereto, Mr. Schwabero served as President and Chief Operating Officer of Brunswick from 2014 to 2016 and as President of its Mercury Marine subsidiary from 2008 to 2014. Mr. Schwabero serves as a director of 1st Source Corporation, parent company of 1st Source Bank. He is a member of the Audit, Finance and Risk Committee, the Executive Compensation and Human Resources Committee and the Governance and Nominating Committee. In addition, Mr. Schwabero serves on the Advisory Board of The Ohio State University Center for Automotive Research. Mr. Schwabero’s leadership experience, international expertise and detailed knowledge of the automotive and industrial industries bring valuable perspectives to our Board.

PROPOSAL TWO
APPROVAL OF THE METHODE ELECTRONICS, INC. 2026 OMNIBUS INCENTIVE PLAN
On June 10, 2026, our Board of Directors, on the recommendation of our Compensation Committee, adopted the Methode Electronics, Inc. 2026 Omnibus Incentive Plan (the “2026 Plan”), subject to the approval of our stockholders. The 2026 Plan provides for discretionary grants of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and performance grants to employees, directors and consultants.
The 2026 Plan is intended to enable the Company to attract and retain qualified people to serve as employees and directors and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions are of importance, can acquire stock ownership.
We currently grant director stock awards and employee equity awards in the form of restricted stock units under the Methode Electronics, Inc. 2022 Omnibus Incentive Plan (the “2022 Plan”). The 2026 Plan provides that upon approval of the 2026 Plan by our stockholders, no further awards shall be issued under the 2022 Plan.
If the 2026 Plan is approved, subject to adjustment as provided in the 2026 Plan, the number of shares of our common stock that will initially be available for all awards under the 2026 Plan is the sum of (i) 2,000,000, (ii) the 868,580 shares of common stock that remain available for issuance under the 2022 Plan as of June 10, 2026, or such lesser amount as may remain available for issuance under the 2022 Plan as of the date of stockholder approval, (iii) any shares underlying awards issued under the 2022 Plan that are outstanding as of June 10, 2026 and that are later forfeited or terminated, are settled in cash in lieu of stock, or are exchanged for an award that does not involve shares of common stock, and (iv) any shares underlying awards issued under the 2022 Plan that are withheld or tendered after June 10, 2026 to satisfy withholding tax liabilities arising from such awards, other than stock options or SARs.
Alignment of Interests
The Compensation Committee believes that our incentive compensation program aligns the interests of our employees and directors with our stockholders’ interests by providing for capital accumulation through awards of restricted stock units, including performance units, and other stock awards. The 2026 Plan will enable us to continue to achieve this objective by providing us with the ability to continue granting various types of incentive awards, which we believe will help us continue to attract, retain, and motivate our directors and employees.
Determination of Share Amounts. In determining the terms of the 2026 Plan and the number of shares available for grant under the 2026 Plan, our Compensation Committee considered a number of factors, including competitive market practices, potential dilution to our current stockholders and the size, purpose and frequency of our historical equity grants.
Historical Annual Equity Burn Rate. We grant what we believe is an appropriate amount of equity necessary to attract, reward and retain employees and directors. We manage our long-term stockholder dilution by closely managing the number of equity awards granted annually and regularly engaging with our compensation consultant. We calculate the burn rate by dividing all shares subject to equity awards granted during the fiscal year by the weighted-average number of outstanding shares at the end of the fiscal year. We have calculated our burn rate under the 2022 Plan for the past three fiscal years as set forth in the following table:

Fiscal Year	Weighted Common Shares Outstanding	Time-Based Restricted Stock Units Granted	Performance-Based Restricted Stock Units Granted (At Target)	Annualized Burn Rate
2026	35,521,615	1,116,130	835,479	5.49%
2025	35,330,586	752,183	208,661	2.72%
2024	35,470,471	438,339	0	1.24%
Three Year Average	—	—	—	3.15%

Current and Projected Overhang Percentage. The following table includes information regarding outstanding equity awards and shares available for future awards under the Company’s 2022 Plan as of June 10, 2026. As of such date, the 2022 Plan was the Company’s only active equity compensation plan and there were not any stock options or SARs outstanding under the 2022 Plan. As of June 10, 2026, there were 35,471,806 shares of common stock outstanding.

Number of shares remaining available for future grant under the 2022 Plan (assuming target level of performance for outstanding awards)	868,580
Number of shares outstanding relating to full-value awards (i.e. time-based restricted stock units and performance-based restricted stock units, assuming target level of performance)	2,370,598

As of June 10, 2026, the number of shares of common stock subject to shares underlying outstanding awards, together with the number of shares available for issuance under future equity awards under the 2022 Plan, represented a maximum overhang (i.e., assuming all such awards are granted as stock options or SARs) of approximately 9%. If the 2026 Plan is approved, an additional 2,000,000 shares available for issuance would increase the overhang to approximately 14%. Methode calculates “overhang” as (a) the total of shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards, in each case assuming that outstanding awards subject to performance vesting conditions will be settled at target levels.
Anticipated Duration. Based on our current equity award practices and anticipated needs, the Board estimates that the authorized shares under the 2026 Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately two to three years, in amounts determined appropriate by the Compensation Committee, which will administer the 2026 Plan. This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of shares of our common stock, the mix of awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards above or below target based on performance, hiring activity, forfeitures, and promotions.
Additional Reasons Why Stockholders Should Approve the 2026 Plan
The Company views its use of stock-based awards as an essential element of its compensation program and one of the most effective means of ensuring that our directors and employees have a continuing stake in our long-term success. The 2026 Plan contains certain restrictions that the Company believes further the objectives of the 2026 Plan and reflect sound corporate governance principles, including the following:
•
Prohibition on Paying Dividends or Dividend Equivalents on Unvested Awards. Neither dividends nor dividend equivalents will be paid on any awards prior to vesting or during the forfeiture restriction period and neither dividends nor dividend equivalents will be paid on stock options or SARs.

•
Stock Options and SARs Granted with an Exercise Price No Less Than Fair Market Value. Stock options and SARs may not be granted with an exercise price less than the fair market value of the underlying common stock on the date of grant and the term cannot exceed ten years from the date of grant.

•	No Repricing. Except in connection with a change of control or other significant corporate transaction, the repricing of stock options or SARs without stockholder approval is prohibited.
•
One-Year Minimum Vesting Requirement. Subject to limited exceptions, the 2026 Plan requires that 95% or more of the shares subject to equity-based awards granted under the 2026 Plan have a one-year minimum vesting period.

•
Limit on Non-Employee Director Compensation. The aggregate grant date fair market value of all equity awards granted to any non-employee director during any fiscal year, plus the total cash and other compensation paid to such non-employee director for director services rendered for such fiscal year, may not exceed $750,000.

•
Limitations on Share Recycling of Stock Options and SARs. Shares that are withheld as payment for the exercise price or for tax withholding upon the exercise of stock options or SARs will not be available again for future issuance under the 2026 Plan.

•	No Automatic Single Trigger Equity Acceleration. Upon a change of control of the Company, there is no automatic acceleration of equity awards (no “single trigger”).
•
No Liberal Change in Control Definition. The change in control definition under the 2026 Plan is only triggered in those instances where an actual change in control occurs rather than the announcement or shareholder approval of the transaction.

•	No Evergreen Provision. The 2026 Plan does not have an “evergreen” feature pursuant to which the shares authorized for issuance can be automatically replenished.
•
Clawback Policy. The Company maintains an incentive compensation recovery (or “clawback”) policy providing for the recovery of performance-based compensation erroneously paid to executive officers in the event that the Company is required to restate its financial statements due to material non-compliance with financial reporting requirements under U.S. securities laws. All awards made under the 2026 Plan are subject to this policy, which provides that the Board may seek recoupment (among other methods) through the cancellation of outstanding equity awards.

•	No Change of Control/280G Tax Gross-Ups. The Company does not provide its employees with tax gross-ups on change of control parachute payments.
Summary of the 2026 Plan
The following is a summary of the 2026 Plan. It is qualified in its entirety by reference to the full text of the 2026 Plan, which is attached as Exhibit A to this proxy statement. Stockholders are encouraged to review the 2026 Plan carefully.
Administration. Our Compensation Committee will administer the 2026 Plan. All determinations of our Compensation Committee are final and binding on all participants. Our Compensation Committee has discretionary authority to interpret the terms of the 2026 Plan, to determine eligibility for and grant awards, and to adopt rules, forms and guidelines, among other matters. In certain circumstances, the Compensation Committee may delegate authority to one or more members of the Board and/or one or more officers of the Company to the extent permitted by applicable law or the rules of the relevant stock exchange.
Type of Awards. The 2026 Plan provides for the grant of equity awards of nonqualified stock options (“NSOs”), incentive stock options (“ISOs”), restricted stock, restricted stock units (“RSUs”) and stock appreciation rights (“SARs”). In addition, the 2026 Plan provides for the grant of performance-based awards, which can be share-based (restricted stock, RSUs, or SARs) or cash-based (“Performance Grants”). Each award will be evidenced by an award agreement containing such terms and provisions, consistent with the 2026 Plan, as the Compensation Committee may approve.
Eligibility. Directors, employees and consultants of Methode or any of its subsidiaries or affiliates are eligible to participate in the 2026 Plan. The Compensation Committee will determine which eligible people will receive awards and the terms of such awards. The number of people eligible to participate in the 2026 Plan is estimated to be approximately seventy (70) (including six non-employee directors).
Number of Shares of Common Stock Available. Subject to adjustment as provided in the 2026 Plan, the number of shares of our common stock that will initially be available for all awards under the 2026 Plan is equal to the sum of (i) 2,000,000, (ii) the 868,580 shares of common stock that remain available for issuance under the 2022 Plan as of June 10, 2026, or such lesser amount as may remain available for issuance under the 2022 Plan as of the date of stockholder approval, (iii) any shares underlying awards issued under the 2022 Plan that are outstanding as of June 10, 2026 and that are later forfeited or terminated, are settled in cash in lieu of stock, or are exchanged for an award that does not involve shares of common stock, and (iv) any shares underlying awards issued under the 2022 Plan that are withheld or tendered after June 10, 2026 to satisfy withholding tax liabilities arising from such awards, other than stock options or SARs.
The 868,580 shares remaining available for issuance under the 2022 Plan are calculated on the basis that outstanding awards under such plan that are subject to performance vesting conditions will be settled at the target performance levels set forth in the applicable award agreements. As of June 10, 2026, the Company had outstanding 208,661 restricted stock units with performance-based vesting conditions relating to total stockholder return (TSR) through a measurement period ending on May 1, 2027, and 804,601 outstanding restricted stock units with performance-based vesting conditions relating to return on invested capital (ROIC) and TSR through a measurement period ending on April 29, 2028 (together, the “Outstanding PSUs”). The Outstanding PSUs will vest, if they vest at all, in amounts from 50% to 200% of their respective target awards. In addition to being used for awards under the 2026 Plan, the share reserve under the 2026 Plan may be used to settle outstanding awards under the 2022 Plan in the event (and to the extent) that Outstanding PSUs are required to be settled in amounts that exceed their respective target performance levels and the remaining share reserve under the 2022 Plan is insufficient to cover such excess, unless the Compensation Committee elects to settle such awards in cash. To the extent that the existing 2022 Plan share reserve is used to cover settlement of the Outstanding PSUs under such plan in amounts exceeding the target performance levels for such awards, no corresponding reduction will be made to the 2026 Plan share reserve.
Shares issuable under the 2026 Plan may be authorized but unissued shares or treasury shares. If any shares of common stock subject to an award under the 2026 Plan are forfeited, an award expires or an award is settled for cash (in whole or in part), then in each such case the shares of common stock subject to such award will, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for awards under the 2026 Plan on a one-for-one basis. In the event that withholding tax liabilities arising from an award under the 2026 Plan, other than stock options or SARs, are satisfied by the tendering of shares or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the shares available for awards under the 2026 Plan; provided, however, that in no case shall such adjustment increase the number of shares available for grants of ISOs as described below. Share amounts relating to the 2022 Plan that are used to increase the share reserve under the 2026 Plan (whether through the shares remaining available for future issuance as of June 10, 2026, or through forfeiture of outstanding awards) will increase the 2026 Plan share reserve on a one-for-one basis, notwithstanding the fact that such share amounts would count (or did count, in the case of outstanding awards) against the 2022 Plan share reserve by a factor of 2.28 shares per full-value share award.
The following shares of common stock shall not become available again for grant under the 2026 Plan:
•	shares used to pay the exercise price for options awarded under the 2026 Plan or the 2022 Plan;
•	shares used to satisfy tax withholding requirements for options or SARs under the 2026 Plan or the 2022 Plan;
•	shares subject to a stock-settled SARs awarded under the 2026 Plan or the 2022 Plan; and
•	shares reacquired by the Company on the open market using cash proceeds from the exercise of options awarded under the 2026 Plan or the 2022 Plan.
The number of shares issuable under the 2026 Plan is subject to adjustment in the event of any subdivision or consolidation of outstanding shares of common stock, declaration of a dividend payable in shares of common stock or other stock split, other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting common stock or any distribution to holders of common stock of securities or property (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends). In each case, the Compensation Committee will make adjustments it deems necessary to preserve the intended benefits under the 2026 Plan.
Award Limits. The 2026 Plan imposes the following limitations, subject to adjustment as provided for in the 2026 Plan:
•	The maximum number of shares of common stock for which awards may be granted pursuant to ISOs shall be 2,000,000.
•
The maximum compensation paid to a non-employee director in any fiscal year, including the grant date fair market value of all awards under the 2026 Plan and any cash fees paid to such non-employee director in respect of such director’s service as a member of the Board during such fiscal year (including service as a member or chair of any committees of the Board), shall not exceed $750,000.

Nonqualified Stock Options. The 2026 Plan provides for the granting of NSOs to any of our directors, employees or consultants. The Compensation Committee shall determine the number of shares subject to the NSO as well as its terms and conditions, provided that (i) other than in the case of substitute awards, the exercise price of each NSO will not be less than the closing sales price of our common stock on the date of grant (“Grant Date Fair Market Value”), (ii) each NSO will expire no more than ten years from the date of the grant, and (iii) a participant will have no rights of a stockholder prior to the date it is settled in shares of common stock.

Unless our Compensation Committee otherwise determines, the option period for an NSO will expire upon forfeiture or the earliest of: (1) ten years after the date of grant; (2) three months after termination of employment for any reason other than cause, death, disability or retirement; (3) three months after a non-employee director’s termination as a board member for any reason other than cause, death, disability or retirement; (4) immediately upon termination of employment or service on the board of directors for cause; or (5) twelve months after termination of employment or service on the board on account of death, disability or retirement. At the discretion of the Compensation Committee, these periods may be tolled during any period in which the exercise would violate applicable law. The 2026 Plan shall not pay or accrue dividends or dividend equivalents on NSOs.
Incentive Stock Options. The 2026 Plan provides for the granting of ISOs to any of our employees. The Compensation Committee shall determine the number of shares subject to an ISO as well as its terms and conditions, provided that (i) other than in the case of substitute awards, the exercise price of each ISO will not be less than the Grant Date Fair Market Value and, if the ISO is granted to an employee who owns more than 10% of our outstanding voting securities (a “Significant Stockholder”), the exercise price will be no less than 110% of the Grant Date Fair Market Value, (ii) each ISO will expire no more than ten years from the date of the grant, or five years from the date of grant in the case of a Significant Stockholder, and (iii) a participant will have no rights of a stockholder prior to the date it is settled in shares of common stock. In the event that the aggregate fair market value (determined at the time of grant) of the shares of common stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year (under all of our stock option plans) exceeds $100,000, the portion of the ISO that exceeds this limit will be converted into an NSO.
Unless our Compensation Committee otherwise determines, the option period for an ISO will expire upon forfeiture or the earliest of: (1) ten years after the date of grant (five years in the case of a Significant Stockholder); (2) three months after termination of employment for any reason other than cause or disability; (3) immediately upon termination of employment for cause; or (4) twelve months after disability. The 2026 Plan shall not pay or accrue dividends or dividend equivalents on ISOs.
Stock Appreciation Rights. The 2026 Plan provides for the granting of SARs to any director, employee or consultant. An SAR will entitle the participant to surrender any then exercisable portion of the SAR, and in exchange, receive a number of shares of common stock with a fair market value equal to the product of (1) the excess of the closing sales price of our common stock on the date of surrender over the Grant Date Fair Market Value, and (2) the number of shares of common stock subject to such SAR. SARs may be exercisable during a period established by our Compensation Committee. The Compensation Committee may allow participants to be paid in cash instead of shares of common stock. The 2026 Plan shall not pay or accrue dividends or dividend equivalents on SARs.
Restricted Stock. The 2026 Plan permits the granting of awards of shares of restricted stock to any director, employee or consultant. Awards of shares of restricted stock may be issued without payment. Upon completion of a vesting period, if any, and the fulfillment of any required conditions, restrictions upon the shares of restricted stock expire. Generally, the holder of restricted stock will have the right to vote the shares. Unless otherwise provided in the applicable award agreement, the holder will have the right to receive accrued dividends or dividend equivalents on restricted stock during any forfeiture restriction period, but in no event will such holder be paid such dividends or dividend equivalents unless and until all conditions applicable to the restricted stock award have been achieved or satisfied, including but not limited to any service conditions or performance goals.
Restricted Stock Units. The 2026 Plan permits the granting of awards of RSUs to any director, employee or consultant. In the case of an award of RSUs, no shares of common stock or other property will be issued at the time the award is granted. Upon the lapse or waiver of restrictions and the restricted period relating to RSUs, the award shall be settled and such settlement may be made in shares of common stock, cash or a combination, as determined by the Compensation Committee. Unless otherwise provided in the applicable award agreement, the holder will have the right to receive accrued dividends or dividend equivalents on RSUs during any forfeiture restriction period, but in no event will such holder be paid such dividends or dividend equivalents unless and until all conditions applicable to the RSU award have been achieved or satisfied, including but not limited to any service conditions or performance goals.
Cash-Based Performance Grants. The 2026 Plan permits the granting of awards of cash-based Performance Grants to any director, employee or consultant. Each cash-based Performance Grant shall have an initial value equal to a dollar amount determined by the Compensation Committee. The Compensation Committee shall set performance goals that, depending on the level of achievement, shall determine the level of payment to be settled and paid to the participant. A cash-based Performance Grant shall be settled in cash or in shares of common stock or in a combination thereof, as specified in the applicable award agreement.
Stock-Based Performance Grants. Our Compensation Committee may grant awards, including restricted stock and RSUs, that are subject to the achievement of performance goals. Following the completion of each performance period, our Compensation Committee will certify whether the applicable performance goals have been achieved for the performance period. No award or portion of an award that is subject to the satisfaction of any condition will be considered to be earned or vested unless our Compensation Committee certifies that the conditions to which the distribution, earning or vesting of the award is subject have been achieved, such certification to be reflected in the corporate records of the Compensation Committee.
The payment of Performance Grants under the 2026 Plan will be based upon the participant attaining performance goals related to one or more performance criteria selected by our Compensation Committee, which may include, but are not limited to, the following measures: (1) book value or book value per share; (2) stock price (including growth in price or total stockholder return); (3) sales (including net or gross, reflected in dollars or volume); (4) cash flow (including funds from operations); (5) operating income; (6) gross or net income; (7) pre-tax income; (8) earnings (either in the aggregate or on a per-share basis); (9) earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization before taxes (including EBIT and EBITDA); (10) economic value added; (11) expenses/costs; (12) gross or net margins; (13) gross or net profits; (14) gross or net revenues; (15) return measures (including return on net sales, return on assets or net assets, return on equity, return on investment, return on capital employed, return on invested capital, gross profit return on investment, gross margin return on investment, cash flow returns); (16) market share; (17) debt measures (including debt service or debt leverage); (18) profitability ratios; (19) working capital; (20) operational performance measures (including productivity, safety, product lines, product development, sales results, economic value added, cost reduction measures, customer service or satisfaction, employee satisfaction or strategic innovation); (21) transactions relating to acquisitions or divestitures; (22) assets; (23) financings; (24) market capitalization; (25) measures of personal targets, goals or objectives; (26) attainment of environmental, social, and governance performance measures; or (27) other performance measures and criteria as determined by the Compensation Committee.
The performance criteria may (i) relate to the performance of Methode or any subsidiary or affiliate as a whole or any business unit or division of Methode or any subsidiary or affiliate or any combination thereof, (ii) be compared to the performance of one or more other companies, or published or special index, (iii) be absolute or based on change in the performance criteria over a specified period of time and such change may be measured based on an arithmetic change over a specified period (e.g., cumulative change or average change), or percentage change over a specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) be based on U.S. generally accepted accounting principles (“GAAP”) or non-GAAP calculations; (v) relate to or be compared to one or more other performance criteria, or (vi) any combination of the foregoing.
The Compensation Committee shall have the authority to adjust the performance goals (either up or down) and the level of the Performance Grant that a participant may earn based on and in order to appropriately reflect any of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) any change in the Company’s fiscal year; (vi) circumstances that impact the Company’s financial performance that are outside of the control of the Company, such as acts of God; earthquakes; fires; floods; severe weather events; natural or manmade disasters; wars; civil or military disturbances; acts of terrorism; sabotage; embargoes; martial law; acts of civil or military authorities; political unrest; riots; global economic events; strikes; labor disputes; lockouts; epidemics; or pandemics; (vii) unforeseen impacts related to mergers, acquisitions and divestitures; or (viii) such other events as the Compensation Committee determines appropriate in its sole discretion.
Vesting. The award agreement for each award shall establish the applicable vesting schedule. Awards (other than cash-based awards) are subject to a minimum vesting requirement of one year. The minimum vesting requirement is not applicable in the event substitute awards are granted in connection with awards that are assumed, converted, or substituted as a result of a merger or similar transaction, in the event shares are delivered in lieu of fully-vested cash obligations, or to awards to non-employee directors that vest on earlier of the one-year anniversary of the grant and the next annual meeting of stockholders which is at least 50 weeks after the prior annual meeting. The 2026 Plan also includes a carve-out from the minimum vesting requirements for awards for up to five percent (5%) of the number of shares authorized for issuance under the 2026 Plan. Notwithstanding the minimum vesting restriction, the Compensation Committee retains the discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change of control, in the terms of the award agreement or otherwise.
Except as provided below in connection with a change of control, if a participant’s employment terminates for any other reason, in general, any awards that are not yet vested are immediately and automatically forfeited; provided, however, that in certain circumstances, the Compensation Committee has the discretion to take such action as it deems equitable or in the best interests of Methode, including fully vesting an award.
Change of Control. Unless our Compensation Committee provides otherwise in the award agreement, the following provisions shall apply in the event of a change of control:
•
The successor entity may elect to continue, assume or replace some or all outstanding awards, provided that in such case, either (i) appropriate adjustments are made to the number and type of securities subject to the award and the applicable exercise prices to preserve the intrinsic values of the awards, or (ii) the participant receives a comparable equity-based award that preserves the intrinsic value of the award and provides for a vesting or exercisability schedule that is the same as or more favorable as the original award.

•
If awards are continued, assumed or replaced, and if within twenty-four (24) months after the change of control a participant experiences an involuntary termination of employment without cause, then (i) unvested stock options and SARs shall immediately become exercisable in full and (ii) unvested restricted stock awards, RSUs and Performance Grants will become immediately vested and non-forfeitable. For purposes of (ii), the target level of performance shall be deemed to have been achieved under all performance-based awards.

•
If outstanding awards are not continued, assumed or replaced, then (i) unvested stock options and SARs shall immediately become exercisable in full and (ii) unvested restricted stock awards, RSUs and Performance Grants will become immediately vested and non-forfeitable. For purposes of (ii), the target level of performance shall be deemed to have been achieved under all performance-based awards.

Under the 2026 Plan, the following events shall constitute a change of control: (i) subject to certain exceptions, any person or entity becomes the beneficial owner of more than 50% of the total voting power of common stock then outstanding; (ii) a majority of the members of Methode’s board of directors is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the board; (iii) a merger, consolidation or similar transaction where Methode’s stockholders immediately prior to such transaction do not own more than 50% of the combined voting power of the surviving entity or its parent, in each case, in substantially the same proportion as the ownership of Methode’s stockholders prior to such transaction; or (iv) the consummation of a sale, transfer or liquidation of all or substantially all of the assets of Methode and its subsidiaries.
Clawbacks. Awards granted under the 2026 Plan are subject to the terms of Methode’s recoupment, clawback or similar policy as in effect from time to time, as well as any similar provisions of applicable law. As of the effective date of the 2026 Plan, the Company’s policy provides that in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and in accordance with the provisions of Section 10D of the Exchange Act and the related rules and regulations adopted by the New York Stock Exchange, in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will recover from any current or former executive officer of the Company who received incentive compensation during the 3-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, determined by the Committee to be in excess of what would have been paid to the executive officer under the accounting restatement. Subject to applicable law, the Company may seek to recover erroneously paid compensation through, among other methods, requiring direct repayment, by set-off of other compensation, by cancellation in whole or in part of outstanding equity awards, or by reducing future compensation. In addition, the Company shall recover from the relevant executive officers any incentive compensation recoverable under Section 304 of the Sarbanes-Oxley Act of 2002.
Funding. In general, Methode is not required to establish trusts or purchase or segregate assets in a manner that would provide the participants with any rights that are greater than those of a general creditor of Methode.
Withholding Taxes. The Company and its affiliates are entitled to deduct from other compensation payable to a participant any required amount to be withheld by any federal, state, local, or foreign tax law. Unless otherwise determined by the Compensation Committee, the Company may permit or require a participant to pay all or a portion of such taxes by paying Methode directly by cash or check, or by having Methode withhold shares, tendering back shares or delivering other previously acquired shares having a fair market value approximately equal to the amount to be withheld.
Federal Tax Consequences. The following brief description of the tax consequences of awards under the 2026 Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.
Incentive Stock Options. A grantee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of ISO shares, the grantee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the grantee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and we are not entitled to a federal income tax deduction. The exercise of an ISO may in some cases trigger liability for the alternative minimum tax. If a grantee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant (a “disqualifying disposition”), the grantee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the grantee has held the ISO shares prior to disposition. In the year of a disqualifying disposition, we receive a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes as a result of the disposition.
Nonqualified Stock Options. A grantee does not recognize taxable income upon the grant of an NSO. Upon the exercise of such option, the grantee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. We receive an income tax deduction in an amount equal to the ordinary income that the grantee recognizes upon the exercise of the NSO.
Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares. With the Compensation Committee’s prior approval, a participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. If a participant makes such an election without the prior approval of the Compensation Committee, the related award shall be forfeited. We receive a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).
Other Awards. In the case of an exercise of an SAR or an award of RSUs or Performance Grants, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.
Amendment; Termination. Generally, our board of directors may amend the 2026 Plan at any time, but may not materially adversely affect the rights of participants with respect to any outstanding awards without the consent of participants. Notwithstanding the foregoing, our board will seek stockholder approval before amending the 2026 Plan to the extent required by stock exchange rules or other applicable rules or regulations (e.g., any increase in the shares available under the 2026 Plan). Our board may not amend the provision of the 2026 Plan that requires stockholder approval before repricing an award or amending the non-employee director fiscal year compensation limit. The 2026 Plan will terminate ten years after its adoption by our board of directors; provided, however, that our board of directors may terminate the 2026 Plan at any time.
New Plan Benefits. All awards to be granted in the future under the 2026 Plan are at the discretion of the Compensation Committee. As of June 10, 2026, there were 1,013,262 performance-based restricted stock units outstanding under the 2022 Plan (the “Performance Units”), with a potential payment of up to 200% of the target awards in the event we achieve the maximum performance levels set forth in the applicable award agreements. The

Compensation Committee has the discretion to provide that these Performance Units be settled in cash, or in shares of common stock issued under the 2026 Plan instead of the 2022 Plan, in the event the shares remaining available under the 2022 Plan are insufficient. It is otherwise not possible to determine the benefits or the amounts to be received under the 2026 Plan by Methode’s directors or employees.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE METHODE ELECTRONICS, INC. 2026 OMNIBUS INCENTIVE PLAN.
Equity Compensation Plan Information
The following table provides information about our equity compensation plans as of May 2, 2026. All outstanding awards relate to our common stock. Shares issued under all of the following plans may be from our treasury, newly issued or both.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	2,407,798	865,990
Equity compensation plans not approved by security holders	—	—
Total	2,407,798	865,990

The foregoing securities remaining available for issuance were reserved under the 2022 Plan and assume performance-based awards will be settled at target levels. Upon approval of the 2026 Plan at the Annual Meeting, no further awards will be made under the 2022 Plan.

PROPOSAL THREE
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors is directly responsible for the appointment, termination, compensation, evaluation and oversight of our independent registered public accounting firm. Our Audit Committee has selected EY to serve as our independent registered public accounting firm for the fiscal year ending May 1, 2027. EY has served as our independent registered public accounting firm for many years and is considered to be well qualified.
If our stockholders do not ratify the selection of EY, our Audit Committee will reconsider the selection. Even if the selection is ratified, our Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interests of Methode and our stockholders.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF OUR AUDIT COMMITTEE’S SELECTION OF EY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL FOUR
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
Accordingly, we are asking you to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board. Although this vote is nonbinding, our Board of Directors and our Compensation Committee value the opinions of our stockholders, and our Compensation Committee will consider the outcome of the vote when making decisions concerning executive compensation.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

AUDIT COMMITTEE MATTERS
Report of the Audit Committee
The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Our Board has determined that each member of our Audit Committee meets the requirements as to independence, experience and expertise established by the New York Stock Exchange. Our Board has designated Ms. Bobek, Ms. Lindsey and Mr. Schwabero as audit committee financial experts as defined by the SEC. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended May 2, 2026 with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
Our independent registered public accounting firm, EY, was responsible for performing an independent audit of the consolidated financial statements and of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for issuing a report of the results. Our Audit Committee reviewed and discussed with EY the firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed under the standards of the PCAOB.
Our Audit Committee has received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Committee concerning independence and has discussed with EY the firm’s independence from management and Methode and considered the compatibility of non- audit services with the firm’s independence.
Our Audit Committee discussed with our internal auditors and EY the overall scope and plans for their respective audits. Our Audit Committee met with the internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee also discussed with EY the matters required to be discussed under auditing standards established from time to time by the PCAOB and the rules of the Securities and Exchange Commission. In reliance on the reviews and discussions referred to above, the Committee recommended to our Board of Directors (and our Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 2, 2026 filed with the SEC.

AUDIT COMMITTEE
Mary A. Lindsey (Chair)
David P. Blom
Therese M. Bobek
Mark D. Schwabero

Auditing and Related Fees
Our Audit Committee engaged EY to examine our consolidated financial statements for the fiscal year ended May 2, 2026. Fees paid to EY for services performed with respect to fiscal 2026 and 2025 were as follows:

	Fiscal 2026	Fiscal 2025
Audit Fees(1)	$3,505,000	$4,533,000
Audit-Related Fees	—	—
Tax Fees(2)	$127,000	$15,000
All Other Fees	—	—
Total	$3,632,000	$4,548,000

(1)
Audit fees represent aggregate fees billed for professional services rendered by EY for the audit of our annual financial statements and review of our quarterly financial statements, audit services provided in connection with other statutory and regulatory filings and consultation with respect to various accounting and financial reporting matters.

(2)	Tax fees primarily include fees for the provision of services regarding intercompany transfer pricing.
Pre-Approval Policy
Our Audit Committee is responsible for reviewing and pre-approving all audit and non-audit services provided by EY and shall not engage EY to perform non-audit services proscribed by law or regulation. In fiscal 2026, 100% of audit and non-audit services were approved by the Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes the structure of our executive compensation program and explains how compensation was awarded to, earned by, or paid to our named executive officers (“NEOs”) for fiscal 2026.
Our named executive officers for fiscal 2026 were:

Executive Officer	Title
Jonathan DeGaynor	President and Chief Executive Officer
Laura Kowalchik	Chief Financial Officer
Lars Ullrich	Senior Vice President, Global Automotive Business
John Erwin	Chief Procurement and EHS Officer
Kerry Vyverberg	General Counsel

Fiscal 2026 Business Highlights
During fiscal 2026, Methode continued its multi-year transformation focused on improving operational discipline, simplifying the portfolio, strengthening financial performance, and enhancing long-term stockholder value. While the Company continued to experience challenging end-market conditions, particularly within automotive and commercial vehicle end markets, management remained focused on executing strategic initiatives designed to improve profitability, strengthen the balance sheet, and position the Company for sustainable long-term growth.
Consistent with the Company’s compensation philosophy, fiscal 2026 executive compensation outcomes reflected Company performance, in alignment with stockholder value creation with significant emphasis on profitability, cash flow generation, and execution against key strategic priorities.
Financial Performance and Operational Execution
Fiscal 2026 results reflect continued progress despite ongoing industry and geopolitical headwinds, including lower electric vehicle production volumes, unfavorable product mix, and costs associated with restructuring and transformation initiatives. Notwithstanding these challenges, the Company successfully negotiated and settled claims with electric vehicle customers related to expenditures incurred in anticipation of production volumes that ultimately did not materialize. The settlements contributed favorably to fiscal 2026 results and supported the Company’s achievement of positive pre-tax income, representing a substantial improvement compared to fiscal 2025.
The Company also generated positive free cash flow for fiscal 2026 compared to negative free cash flow in fiscal 2025, driven by enhanced working capital management, improved inventory discipline, and focused capital allocation. These efforts enabled continued debt reduction and further strengthened the Company’s financial position.
These financial outcomes were directly reflected in annual incentive plan results, as profitability and free cash flow were key performance measures under the fiscal 2026 incentive program, reinforcing the alignment between executive compensation and stockholder value creation.
Transformation and Strategic Initiatives
Throughout fiscal 2026, management continued to advance the Company’s enterprise-wide transformation program aimed at improving operational execution, driving organizational accountability, simplifying the business portfolio, and creating a more scalable operating model. Key accomplishments included:
•	Strengthening leadership capabilities at multiple levels within the organization and further aligning the Company under a global operating model
•	Continuing to foster a unified “One Methode” culture focused on accountability, collaboration, and execution
•	Advancing manufacturing and operational improvements across the global footprint, including initiatives in Mexico and Egypt
•	Enhancing inventory management and working capital discipline to improve cash generation

•	Completing the divestiture of the dataMate business for approximately $16 million, further simplifying the portfolio and sharpening strategic focus
•	Entering into an agreement to sell its Harwood Heights, Illinois facility and transitioning from a leased headquarter location in Chicago, Illinois to an owned facility in Southfield, Michigan.
The Compensation Committee considered management’s execution against these transformation priorities as part of its overall assessment of executive performance during fiscal 2026. Free cash flow and balance sheet improvement are core performance metrics under the Company’s incentive plans and are central to aligning executive compensation with the Company’s financial health and long-term value creation objectives. The Committee viewed these achievements as a reflection of disciplined capital allocation, effective portfolio management, and successful execution of the Company’s transformation strategy.
Positioning for Long-Term Growth
In addition to improving operational performance, the Company continued to align its strategy and resource allocation with attractive long-term growth opportunities and key industry megatrends, including:
•	Expansion of power solutions supporting data center and cloud infrastructure applications
•	Increasing participation in a more diverse portfolio of vehicle electrification platforms
•	Leveraging core engineering and manufacturing capabilities to support high-density power delivery solutions
Management believes the actions taken during fiscal 2026 strengthened the Company’s operating foundation, improved financial flexibility, and enhanced its ability to capitalize on future growth opportunities. Progress against these strategic priorities remains a key component of executive performance evaluation and is incorporated into individual performance assessments that influence annual incentive compensation outcomes.

Fiscal 2026 Compensation Decisions and Highlights
The Compensation Committee designed fiscal 2026 compensation decisions to reinforce a straightforward principle: realized and realizable pay should reflect Company performance, support the ongoing transformation of the business, and align management’s interests with long-term stockholder value creation. The Committee maintained a strong pay-for-performance orientation, with a substantial portion of target compensation remaining at risk and tied to financial and strategic outcomes.
For fiscal 2026, the Committee’s decisions reflected several core objectives that are important to institutional investors: maintaining a majority of executive compensation in variable, performance-based form; linking annual incentives to profitability and free cash flow; using long-term equity to focus management on durable value creation; and preserving governance features intended to mitigate risk and discourage pay outcomes that are not supported by performance.
The key components of the fiscal 2026 compensation program were salary, an annual performance-based bonus, and long-term incentive plan awards.

In making these decisions, the Compensation Committee considered Company performance, progress against transformation priorities, internal pay equity, retention needs, and market data reviewed with its independent compensation consultant. For executive officers other than the Chief Executive Officer, the Committee also considered input from Mr. DeGaynor, while retaining full discretion and final decision-making authority.
Base Salary
Base salary provides fixed compensation intended to reflect each executive’s role, experience, responsibilities, and sustained leadership contribution. Consistent with the Committee’s pay-for-performance philosophy, base salary represents only one component of total direct compensation, with more significant upside tied to annual and long-term incentive opportunities. When establishing fiscal 2026 salaries, the Compensation Committee took a disciplined approach, considering market positioning, individual scope and performance, leadership effectiveness, internal equity, retention considerations, and overall Company circumstances. The Committee used peer group and survey data as reference points rather than formulaic determinants, enabling it to balance competitiveness with stockholder sensitivity in a challenging performance environment. Based on these considerations, the Compensation Committee approved fiscal 2026 salaries as described below under “Key Components of Fiscal 2026 Compensation – Salary.”
Annual Performance-Based Cash Bonuses
Each named executive officer participated in the fiscal 2026 annual cash incentive program, which was designed to reward results that the Committee believes are closely aligned with near-term stockholder interests: profitability and cash generation. By weighting pre-tax income and free cash flow, the Committee sought to focus management on earnings discipline, liquidity, and balance sheet stewardship during an important period of operational and portfolio transformation.
Target bonus opportunities were established as a percentage of base salary and varied by role, reflecting differences in strategic scope, decision-making authority, and expected impact on enterprise performance. Target amounts payable as a percentage of salary were set for Mr. DeGaynor, Ms. Kowalchik, Mr. Ullrich, Mr. Erwin, and Ms. Vyverberg at 125%, 75%, 75%, 70%, and 66% respectively.
For fiscal 2026, annual incentive opportunities were determined using objective financial metrics that applied consistently across the executive team. The Committee selected measures which it viewed as transparent, rigorously financial, and directly linked to operating execution. For the named executive officers, 70% of the target award was conditioned on attainment of a pre-tax income performance goal and 30% was conditioned on the attainment of a free cash flow goal.
The payout framework was intentionally structured to require meaningful performance before substantial incentive value could be earned, with reduced payouts at threshold performance, target payouts only for delivery against planned objectives, and higher payouts reserved for materially stronger performance. For each performance goal, the threshold and maximum payout levels were set at 50% and 200%, respectively, of the amount payable at the target level of performance. No payout on either measure is earned if the performance is below threshold for pretax income.
The Compensation Committee also retained discretion to apply an individual performance modifier of up to plus or minus 20%, subject to the overall 200% maximum, to reflect individual underperformance or exceptional contributions to the organization.
As described in greater detail below, this design supported alignment between fiscal 2026 bonus outcomes and Company results by directly linking cash incentive funding to measurable financial performance rather than discretionary assessments alone.
Based on these considerations, the Compensation Committee approved fiscal 2026 annual performance-based cash bonuses as described below under “Key Components of Fiscal 2026 Compensation – Annual Performance-Based Cash Bonuses.”

Fiscal 2026 Long-Term Incentive Stock Awards
In August 2025, the Compensation Committee introduced a new long-term equity award program for the named executive officers. Under the 2026 Long-Term Incentive Program (“LTI Program”), the Committee structured these awards to balance retention with performance accountability and to strengthen alignment with long-term stockholder outcomes. The program consisted of a mix of time-based restricted stock units and performance-based restricted stock units.
The Committee adopted the 2026 LTI Program, which incorporated feedback from stockholders, to create a program consistent with market best practices. Following a review of market practice, alternative award structures, and input from its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”) the resulting structure reflects a balanced and stockholder-oriented approach to long-term incentives.
The Committee believes this combination of service-based and performance-based equity awards advances several important compensation objectives: retaining key leaders through a multi-year transformation period, linking a meaningful portion of long-term compensation to performance outcomes, and increasing management’s direct alignment with long-term stockholder value creation.
Additional details regarding the design, vesting provisions, and termination treatment of the 2026 LTI Program are provided below under “Key Components of Fiscal 2026 Compensation – Long-Term Incentive Stock Awards.”
Compensation Governance Practices
Our executive compensation program incorporates governance practices designed to align management’s interests with those of stockholders and to mitigate compensation-related risk.

What We Do	•	Emphasize performance-based, at-risk compensation
	•	Maintain a balanced mix of short- and long-term incentives
	•	Engage an independent compensation consultant
	•	Require meaningful stock ownership by executives and directors
	•	Maintain a “clawback” policy for incentive compensation
	•	Hold annual advisory “say-on-pay” votes
	•	Conduct an annual compensation risk assessment
What We Don’t Do	•	No excise tax gross ups other than for certain relocation expenses
	•	No “single trigger” change of control benefits
	•	No dividends or dividend equivalents on unearned stock awards
	•	No hedging or pledging of our stock by executives or directors
	•	No excessive perquisites
	•	No uncapped incentive awards

Pay Mix and At-Risk Compensation
A substantial portion of each named executive officer’s compensation is variable and performance based. As a result, compensation outcomes can be reduced meaningfully if performance objectives are not achieved. The charts that follow illustrate the target mix of base salary, annual incentive opportunity, and long-term incentives for our Chief Executive Officer and the other named executive officers.

Objectives and Compensation Principles
Our executive compensation program is intended to support the Company’s strategy and reinforce the following principles:
•	Provide competitive compensation opportunities
•	Link annual incentives to key financial results
•	Align long-term equity awards with stockholder returns
•	Encourage long-term ownership of Company stock
Our Compensation Process
Compensation Committee Oversight. The Compensation Committee consists entirely of independent directors and meets regularly throughout the year. During fiscal 2026, the Committee met 7 times and held executive sessions without management present, as appropriate.

Role of Management. The Compensation Committee determines the compensation of the Chief Executive Officer without recommendations from management. For the other named executive officers, the Committee reviews recommendations developed by the Chief Executive Officer in consultation with the Chief Human Resources Officer but retains full authority over final decisions.
Role of the Independent Compensation Consultant. FW Cook serves as the Compensation Committee’s independent consultant and advises on market practices, peer benchmarking, pay-for-performance alignment, compensation risk, and regulatory developments.
The Compensation Committee reviewed information provided by FW Cook addressing the independence of FW Cook and the representatives serving the Committee. Based on this information, the Compensation Committee concluded that the work performed by FW Cook and its representatives involved in the engagement did not raise any conflict of interest and that such representatives are independent from the Company’s management.
Risk Assessment. Each year, the Compensation Committee reviews executive compensation programs to assess whether they encourage excessive or inappropriate risk-taking. Based on this review, the Committee concluded that the fiscal 2026 compensation programs do not create risks reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee reviewed the key features of our compensation programs and policies, including the following:
•	The Compensation Committee is independent and utilizes an independent compensation consultant.
•	Compensation for our executive officers represents a balanced mix of short-term, long-term and at-risk compensation.
•	The maximum amount payable under the annual performance-based bonuses is capped at 200% of target.
•	Our LTI Programs are comprised of equity awards in order to directly align the interests of our executive officers with those of our stockholders.
•	Our stock ownership policy requires significant stock ownership by our executive officers and directors.
•
Our Incentive Compensation Recovery Policy requires us to recover incentive-based compensation in the event we restate our financial statement due to material noncompliance with any financial reporting requirements under U.S securities laws.

•	Executive officers and directors are prohibited from pledging and hedging our common stock.
•	The Company does not provide excise tax gross-up if there were to be a change-in-control severance event.
Say-on-Pay Vote.
At our 2025 Annual Meeting, our say-on-pay proposal received approximately 90% stockholder support, following 96% support in 2024 and 97% in 2023. The Compensation Committee considers the results of our recent say-on-pay votes, along with other factors when making executive compensation decisions.
Significant Policies and Procedures
Stock Ownership Guidelines. Our Compensation Committee considers stock ownership by management and the directors to be an important means of linking their interests with those of our stockholders. The guidelines for stock ownership as a multiple of executive officers’ base salaries are as follows:

Title	Guideline
Chief Executive Officer	Five times salary
Other Executive Officers	Three times salary

Unvested RSUs are included in the calculation of stock ownership for purposes of these guidelines. Executive officers are expected to achieve fifty percent (50%) of the guideline stock ownership level within three years of promotion or appointment and one hundred percent (100%) within five years. All our named executive officers were in compliance with our stock ownership guidelines for fiscal 2026, subject to the phase-in-period for new appointments and promotions. If an executive officer’s required ownership level amount is not attained by the end of the relevant phase-in period (or at any time thereafter), they will be required to retain an amount equal to 75% of the net shares received as the result of the exercise, vesting, or payment of any equity awards granted, until the applicable guideline level is achieved.
Prohibition on Hedging and Pledging. Our Insider Trading Policy prohibits our directors, executive officers and certain key employees from engaging in certain transactions involving our common stock, including options trading, short sales, derivative transactions and hedging transactions. In addition, these directors, executive officers and key employees are prohibited from holding our common stock in a margin account or otherwise pledging our common stock as collateral for a loan.
Clawback Policy. In the event we are required to restate our financial statements due to material noncompliance with any financial reporting requirements under U.S. securities laws, our Incentive Compensation Recovery Policy requires us to recover from our current or former executive officers certain amounts of incentive-based compensation.
Market Benchmarking and Positioning of Fiscal 2026 Executive Compensation
We strive to provide compensation opportunities that are market competitive. For fiscal 2026, the Compensation Committee engaged FW Cook to review the Company’s executive compensation peer group and benchmark the executive compensation program using a custom peer group and third-party survey data. The Committee considers this benchmarking information when reviewing each major component of compensation.
The peer group used for benchmarking purposes in setting fiscal 2026 compensation was selected using the following criteria:
•	Size as measured by revenue – we generally target companies with revenue one-third to three times our annual revenue.
•	Size as measured by market capitalization – we generally target companies with market capitalization one-fourth to four times our market capitalization.
•	Similar-type businesses – we generally target companies that are multinational, compete against us for talent and engage in businesses with similar technology, products and markets.
After considering the advice of FW Cook and the Committee’s criteria for the peer group, the Compensation Committee approved using the fiscal 2025 peer group without modification for fiscal 2026. The peer group included the following companies:

Belden Corporation	Franklin Electric Company. Inc	Modine Manufacturing Company
Benchmark Electronics, Inc.	Gentherm Incorporated	OSI Systems, Inc.
Cooper-Standard Holdings Inc	Kimball Electronics, Inc.	Rogers Corporation
CTS Corporation	Knowles Corporation	Stoneridge, Inc.
Fabrinet	Littelfuse, Inc.	TTM Technologies, Inc.

In benchmarking our compensation program for fiscal 2026, the Compensation Committee also reviewed information compiled by FW Cook from major third-party executive pay surveys. As a general matter, the Compensation Committee targets total direct compensation—base salary, annual incentive opportunity, and long-term incentives—in the median range of competitive practice, with adjustments based on factors such as role, tenure, and individual experience and criticality to the business. The Compensation Committee also considers other relevant factors, including individual performance, experience, strategic value of each executive, retention and recruitment considerations, internal pay equity, Company performance, expected future contributions of each executive, historical compensation levels, tenure, promotions, and industry conditions. For benchmarking purposes, the analysis assumed target performance under performance-based awards.
Key Components of Fiscal 2026 Compensation
Each component of our compensation program is intended to support our compensation objectives and contribute to an overall package that is competitive, performance-oriented, and aligned with stockholder interests. Consistent with our pay-for-performance philosophy, a significant portion of named executive officer compensation is variable and at risk based on Company and individual performance.

The table below sets forth details regarding the key components of our fiscal 2026 compensation program.

Component	Purpose
Base Salary	Attract, retain and motivate highly qualified executives.
Annual Performance-Based Cash Bonuses	Reward contributions to the achievement of our short-term company objectives for profitability and cash generation.
Long-Term Incentive Stock Awards	Focus the executive’s efforts on our long-term performance, encourage significant ownership of our common stock and assist in retention.
Other Benefits and Perquisites	Provide competitive levels of health and welfare protection and retirement and savings programs made available to other similarly situated employees
Base Salary. The Compensation Committee establishes salaries upon hiring and reviews them annually. In setting fiscal 2026 salaries for the named executive officers, the Committee considered advice from its independent compensation consultant regarding market practices, together with individual performance, skills and experience, internal pay equity, retention and recruitment considerations, peer comparisons, and Company performance. For officers other than the Chief Executive Officer, the Committee also considered Mr. DeGaynor’s recommendations. For fiscal 2026, the Compensation Committee approved a base salary increase of 2.5% for Mr. DeGaynor, Ms. Kowalchik and Mr. Erwin; a 6% increase for Mr. Ullrich and a 4% increase for Ms. Vyverberg. The increase for Mr. Ullrich and Ms. Vyverberg were approved to better align their base pay with competitive market practices for their respective roles based on data provided by F.W. Cook.
The base salaries of our named executive officers for fiscal 2026 were as follows:

Executive	Base Salary
Jonathan DeGaynor	$1,025,000
Laura Kowalchik	$615,000
Lars Ullrich	$503,500
John Erwin	$435,625
Kerry Vyverberg	$464,600

Annual Performance-Based Cash Bonuses. The named executive officers participated in the fiscal 2026 annual cash incentive program. In approving target opportunities and performance measures, the Compensation Committee considered market practice, role-specific responsibilities, internal pay equity, retention goals, the Company’s strategy, the fiscal 2026 budget, and broader economic conditions. For officers other than the Chief Executive Officer, the Committee also considered management input, while retaining final authority over all decisions.
The Compensation Committee set the target amount payable as a percentage of base salary as follows: Mr. DeGaynor, 125%; Ms. Kowalchik and Mr. Ullrich, 75%; Mr. Erwin, 70%, and Ms. Vyverberg, 66%. For all named executive officers, 70% of the target award was conditioned on attainment of a pre-tax income/loss performance goal and 30% was conditioned on the attainment of a free cash flow goal. For each performance goal, the threshold and maximum payout levels were set at 50% and 200%, respectively, of the amount payable at the target level of performance. No payout is earned if performance is below threshold and no payout on either measure is earned if the performance is below threshold for pre-tax income. Payments are subject to an individual performance modifier through which the Compensation Committee may increase or decrease payment by up to 20% based on individual performance, subject to the overall 200% cap.
Payments under the pre-tax income/loss portion of the cash bonus program were determined as follows:

Performance Level	Pre-Tax Income/Loss	Payment Level
Maximum	$5,000,000	200%
Target +	($5,000,000)	150%
Target	($9,000,000)	100%
Threshold	($18,000,000)	50%
<Threshold	Less than $(18,000,000)	0%

Payments under the free cash flow portion of the cash bonus program were determined as follows:

Performance Level	Free Cash Flow	Payment Level
Maximum	$50,000,000	200%
Target +	$35,000,000	150%
Target	$10,000,000	100%
Threshold	$(15,000,000)	50%
<Threshold	Less than $(15,000,000)	0%

During fiscal 2026, the Company achieved pre-tax income of $4.4 million and free cash flow of $34.9 million that resulted in payouts of 197% and 150% of target, respectively, after including the allowable addbacks and deductions defined at the time the plan was approved (e.g., certain restructuring costs, foreign currency and translations costs, impairment cost and netting out the gains on sale of business, including the gain on the sale of dataMate, and equity compensation). The Committee further determined that the current leadership team would not be held accountable for certain inventory costs inherited from the previous leadership team. After applying the weighting for the pre-tax income and the free cash flow, the plan paid out at 183% of target. The award agreements provided the Committee with the ability to reward executives with individual performance modifiers. Each executive performed well under very challenging conditions, and the Committee determined that Mr. DeGaynor, Mr. Ullrich and Mr. Erwin were deserving of an individual performance modifier of 17% resulting in a payout of 200% (the maximum allowable).
The following payouts were made to our executive officers for fiscal 2026 performance.

Executive	Target Bonus	Bonus Earned
Jonathan DeGaynor	$1,281,250	$2,562,500
Laura Kowalchik	$461,250	$844,549
Lars Ullrich	$377,625	$755,250
John Erwin	$304,938	$609,875
Kerry Vyverberg	$306,636	$561,451

Long-Term Incentive Stock Awards. In August 2025, the Compensation Committee introduced a long-term incentive award program. The program awarded fifty percent time-based restricted stock units (“RSUs”) and fifty percent performance-based restricted stock units (“PSUs”) to the named executive officers under the 2026 Long-Term Incentive Program. The Committee adopted this structure after reviewing market practice, alternative design approaches, and investor feedback on prior programs. It believes the mix of performance-based and time-based awards supports retention, reinforces accountability for long-term performance, and aligns executives with stockholder interests.
The time-based awards are subject to a three-year vesting period based on continued service, with 33%, 33% and 34% of each award vesting on each of the first three anniversaries of the grant date. Dividend equivalents will not be paid on the RSUs until the units have vested. At such time, the executives will be entitled to a dividend equivalent payment based on the dividends declared during the vesting period and the number of vested RSUs.

Executive	Time-Based RSUs (#)
Jonathan DeGaynor	328,520
Laura Kowalchik	78,310
Lars Ullrich	56,689
John Erwin	31,324
Kerry Vyverberg	29,595

In the event of an executive’s death, disability or qualified retirement, all unvested RSUs will become immediately and fully vested and in the event an executive is terminated without cause, a prorated number of RSUs will vest through the date of termination. In such case, Ms. Kowalchik and Mr. Ullrich will be credited with an additional year of service. In the event of a change in control of the Company, in which either (a) the successor company does not assume or replace the RSUs or (b) the successor company assumes or replaces the RSUs and then the executive is terminated without cause or resigns for good reason within two years, any unvested RSUs will immediately vest.

The performance-based awards may be earned based on a cumulative three-year performance period relative to established goals for threshold, target and maximum performance. The performance measures are based on average return on invested capital (ROIC) and annualized total stockholder return (TSR), in each case through the end of the Company’s fiscal 2028, with 60% of the award allocated to the ROIC measure and 40% to TSR. For performance below the threshold level of each performance measure for the cumulative three-year period, no shares would be earned with respect to that measure. For performance at threshold levels, 50% of the underlying shares would be earned, with 100% of the shares earned at the target levels of performance and a maximum of 200% earned at the maximum levels, with share payments prorated between these levels. Dividends will not be paid on the PSUs until the shares have been earned. At such time, the executives will be entitled to a dividend equivalent payment based on the dividends declared during the restricted period and the number of shares earned.

Executive	ROIC Performance-Based PSUs (#)(1)
	Threshold +200 bps Average ROIC Improvement	Target +300 bps Average ROIC Improvement	Maximum +500 bps Average ROIC Improvement
Jonathan DeGaynor	98,556	197,112	394,224
Laura Kowalchik	23,493	46,986	93,972
Lars Ullrich	17,007	34,013	68,026
John Erwin	9,397	18,794	37,588
Kerry Vyverberg	8,879	17,757	35,514

(1)	The ROIC performance-based restricted stock units vest in accordance with the improvement in the average ROIC for the period from May 4, 2025 to April 29, 2028 over the 1.5% ROIC as of May 2025.

Executive	TSR Performance-Based PSUs (#)(1)
	Threshold 10% Annualized TSR	Target 15% Annualized TSR	Maximum 20% Annualized TSR
Jonathan DeGaynor	65,704	131,408	262,816
Laura Kowalchik	15,662	31,324	62,648
Lars Ullrich	11,338	22,676	45,352
John Erwin	6,265	12,530	25,060
Kerry Vyverberg	5,919	11,838	23,676

(1)	The TSR performance-based restricted stock units vest in accordance with annualized TSR from May 4, 2025 to April 29, 2028.
In the event of an executive’s death or disability prior to the end of the three-year performance period, all unvested PSUs will become immediately and fully vested at target levels. In the event of an executive’s qualified retirement, the PSUs will vest (if at all) at the end of the performance period based upon actual performance. In the event an executive is terminated without cause, a prorated number of PSUs, based on the date of termination, will vest at the end of the performance period based on actual performance. In the event of a change in control of the Company prior to the end of the three-year performance period, in which either (a) the successor company does not assume or replace the PSUs or (b) the successor company assumes or replaces the PSUs and then the executive is terminated without cause or resigns for good reason within two years, any unvested PSUs will immediately vest at target performance levels.
Other Benefits and Perquisites. Our U.S.-based executive officers are eligible to participate in the same broad-based employee benefit plans available to similarly situated employees, including medical, dental, vision, life insurance, disability, and, as applicable, the 401(k) savings plan, which includes a Company contribution equal to 3% of salary, subject to certain limitations. Our U.S.-based executive officers could also have participated in the Company’s non-qualified Deferred Compensation Plan, although none of the named executive officers participate nor has the Company made contributions on their behalf. The Deferred Compensation Plan is in the process of being closed and will be liquidated before the end of fiscal 2027. Our U.S.-based executive officers are eligible to receive an executive physical once per calendar year. Three named executive officers utilized this benefit during fiscal 2026. In addition, the Company agreed to provide Mr. DeGaynor and Ms. Kowalchik with temporary housing in Chicago and travel reimbursements. This benefit was eliminated upon the official announcement of the corporate headquarters relocation in May 2025.
Potential Payments Upon Change of Control Or Termination. We maintain change-of-control arrangements for our named executive officers to promote leadership stability and continuity, particularly during periods of uncertainty.

The Compensation Committee believes these arrangements support the interests of the Company and its stockholders by allowing executives to remain focused on business priorities without undue distraction. These agreements provide benefits only if both a qualifying change of control occurs and the executive’s employment is terminated without cause or the executive resigns for good reason within the specified protection period. No severance benefits are payable solely as a result of a change of control.
In December 2025 upon review of previous practice, the Compensation Committee agreed to harmonize the change-of-control and severance agreements and bring them in line with market practices. In connection with that effort, at the request of the Committee, our named executive officers, other than the CEO, agreed to amend their prior change-of-control agreements.
Under the revised change-of-control agreements, if a qualifying termination occurs within two years following a change of control (or during a pending change of control), the executive is entitled to:
•	A lump-sum payment equal to a multiple of base salary (three times for the Chief Executive Officer and two times for the other named executive officers);
•	A lump-sum payment equal to the same multiple of the executive’s target annual bonus for the fiscal year in which termination occurs; and
•	Continued health benefits in the form of COBRA premium payments for a reduced period of 18 months.
Executives are not entitled to a gross-up payment for excise taxes under our change of control agreements. In addition, change of control agreements are “double trigger” whereby these executives are only entitled to a severance payment if an executive is terminated without cause, or the executive terminates for good reason after a change of control. The amounts payable under the “Change in Control” row are due if (i) the successor company does not assume the awards or (ii) the successor company assumes the awards and then the executive is terminated without cause or resigns for good reason. In each scenario in which time-based or performance-based restricted stock units vest, the executive is entitled to a payment based on the dividends declared during the vesting period and the number of units vested. Change of control provisions for these named executive officers are summarized below under “Executive Compensation − Potential Payments Upon Change of Control or Termination.”
We have also entered into severance and retention agreements with each named executive officer that apply in the event of a termination without cause outside a change-of-control context. These agreements provide for:
•	Salary and target bonus continuation over a defined period (24 months for the Chief Executive Officer and 12 months for the other named executive officers);
•
For our Chief Executive Officer, an amount equal to a pro rata portion (based on the number of days in the fiscal year through the date of termination) of the actual bonus payment he would have received for the fiscal year had he remained employed;

•
For Ms. Kowalchik and Mr. Ullrich, service-based vesting of any outstanding equity awards as if the executive’s employment had been terminated on the first anniversary of the applicable termination date; and

•
COBRA premium payments for a limited duration (18 months for the Chief Executive Officer and 12 months for the other named executive officers or, if earlier, the date the executive becomes eligible for coverage under another employer’s group health plan).

Equity awards and annual incentive awards also provide for specific treatment in the event of a change of control, death, disability, qualified retirement, or termination without cause. Depending on the circumstances, awards may vest in full, vest on a prorated basis, or remain subject to performance conditions through the end of the applicable performance period. Dividend equivalents, where applicable, are paid only on vested or earned awards.
No payments or benefits are provided if an executive’s employment is terminated for cause or if the executive voluntarily resigns without good reason.
Our change of control and severance provisions for these named executive officers are summarized below under “Executive Compensation-Potential Payments Upon Change of Control or Termination.”

COMPENSATION COMMITTEE REPORT
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on such review and discussion, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Bruce K. Crowther (Chair)
David P. Blom
Brian J. Cadwallader
Mary A. Lindsey

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth certain summary information regarding the compensation awarded to, earned by or paid by us to, or for the account of, our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Jonathan DeGaynor, President and Chief Executive Officer	2026	1,018,269	—	4,456,045	2,562,500	53,941	8,090,755
	2025	788,462	—	3,943,982	750,270	256,505	5,739,219
Laura Kowalchik, Chief Financial Officer	2026	610,962	—	1,062,197	844,549	32,076	2,549,784
	2025	343,846	390,000	1,585,091	342,000	52,670	2,713,607
Lars Ullrich, Senior Vice President, Global Automotive Business	2026	495,827	—	768,930	755,250	14,733	2,034,740
	2025	191,827	155,000	588,013	123,258	10,586	1,068,684
John Erwin, Chief Procurement and EHS Officer	2026	432,765	—	424,880	609,875	19,594	1,487,114
	2025	276,250	—	439,306	149,446	78,597	943,599
Kerry Vyverberg, General Counsel	2026	459,801	425,000	401,427	561,451	18,026	1,865,705
	2025	443,911	—	—	249,102	18,087	711,101
	2024	425,500	—	—	168,498	2,513	596,512

(1)
The annual base salaries for our named executive officers for fiscal 2026 were as follows: Mr. DeGaynor, $1,025,000, Ms. Kowalchik, $615,000, Mr. Ullrich, $503,500; Mr. Erwin, $435,625; and Ms. Vyverberg, $464,600. Amounts reflected in the table as actually paid may differ from these base salaries due to payroll timing.

(2)
In September 2023, the Compensation Committee granted a retention award to Ms. Vyverberg pursuant to which she was eligible to receive a cash incentive award of $425,000 if she remained employed by the Company with satisfactory job performance through September 12, 2025.

(3)
Includes the grant date fair value of the time-based RSU awards and performance-based RSU awards determined in accordance with ASC 718. In the case of the performance-based RSU awards, this calculation differs from the calculation based on stock price on date of grant. Details of the assumptions used in valuing the awards are set forth in the footnotes to our audited financial statements included in our Annual Report on Form 10-K. Components of these share-based awards are summarized in the following table:

Executive	Value of Time-Based LTIP RSUs ($)	Value of Performance-Based LTIP RSUs at Target ($)
Mr. DeGaynor	2,128,810	2,327,235
Ms. Kowalchik	507,449	554,748
Mr. Ullrich	367,345	401,585
Mr. Erwin	202,980	221,900
Ms. Vyverberg	191,776	209,651

The time-based LTIP RSUs are subject to a three-year vesting period based on continued service and the performance-based LTIP awards are subject to an ROIC and a TSR-based vesting conditions over a three-year performance period. Additional details regarding these awards are set forth in “Compensation Discussion and Analysis – Key Components of Fiscal 2026 Compensation – Long-Term Incentive Awards”.
(4)
Amounts reflect annual performance-based cash bonuses for fiscal 2026. Additional details regarding these bonus awards are set forth in “Compensation Discussion and Analysis – Key Components of Fiscal 2026 Compensation – Annual Performance-Based Bonuses.”

(5)	Amounts included in All Other Compensation reflect the following for fiscal 2026:

Executive	Vested RSU Dividend Equivalents ($)	401(k) Contribution ($)	Life Insurance & Executive Physical ($)	Phone Allowance ($)
Mr. DeGaynor	32,685	10,615	10,641	0
Ms. Kowalchik	15,746	10,656	4,954	720
Mr. Ullrich	5,169	6,146	3,418	0
Mr. Erwin	7,183	10,659	1,032	720
Ms. Vyverberg	5,589	10,685	1,032	720

Grants of Plan-Based Awards
The following table sets forth certain information regarding grants of plan-based awards to the named executive officers during the fiscal year ended May 2, 2026.

Name	Approval/ Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jonathan DeGaynor	7/5/2025	640,625	1,281,250	2,562,500	—	—	—	—	—
	8/8/2025	—	—	—	164,260	328,520	657,040	328,520	4,456,045
Laura Kowalchik	7/5/2025	230,625	461,250	922,500	—	—	—	—	—
	8/8/2025	—	—	—	39,155	78,310	156,620	78,310	1,062,197
Lars Ullrich	7/5/2025	188,813	377,625	755,250	—	—	—	—	—
	8/8/2025	—	—	—	28,345	56,689	113,378	56,689	768,930
John Erwin	7/5/2025	152,469	304,938	609,875	—	—	—	—	—
	8/8/2025	—	—	—	15,662	31,324	62,648	31,324	424,879
Kerry Vyverberg	7/5/2025	153,318	306,636	613,272	—	—	—	—	—
	8/8/2025	—	—	—	14,798	29,595	59,190	29,595	401,427

(1)
Reflects the annual performance-based cash bonus awards. Amounts earned in fiscal 2026 by the executive officers under this award are reported in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table.” Additional details regarding these bonus awards are set forth in “Compensation Discussion and Analysis – Key Components of Fiscal 2026 Compensation – Annual Performance-Based Bonuses.”

(2)
Reflects performance-based restricted stock units (“RSUs”) vesting based upon return on invested capital (ROIC) and total shareholder return (TSR) in the period from May 4, 2025 to April 29, 2028, subject to continued service. Additional detail regarding these awards is set forth in “Compensation Discussion and Analysis—Key Components of Fiscal 2026 Compensation—Long-Term Incentive Awards” and in footnote 3 to the Summary Compensation Table.

(3)
Reflects time-based RSUs subject to a three-year vesting period based on continued service. Additional detail regarding these awards is set forth in “Compensation Discussion and Analysis – Key Components of Fiscal 2026 Compensation – Long-Term Incentive Awards” and in footnote 3 to the Summary Compensation Table.

(4)
Amount shown reflects the grant date fair value of the awards determined in accordance with ASC 718. Details of the assumptions used in valuing the awards are set forth in the footnotes to our audited financial statements included in our Annual Report on Form 10-K for such fiscal year.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding the outstanding equity awards of the named executive officers at May 2, 2026.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Share of Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Numbers of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)(6)
Jonathan DeGaynor	377,670(2)	3,259,292	467,278(8)	4,032,609
Laura Kowalchik	142,581(3)	1,230,474	122,131(8)	1,053,991
Lars Ullrich	82,535(3)	712,277	69,233(8)	597,481
John Erwin	49,762(4)	429,446	42,480(8)	366,602
Kerry Vyverberg	34,434(5)	297,165	29,595	255,405

(1)
For all named executives, includes RSUs subject to a vesting period based on continued service vesting August 8th of 2026, 2027, 2028. Additional detail regarding these awards is set forth in “Compensation Discussion and Analysis – Key Components of Fiscal 2026 Compensation – Long-Term Incentive Awards.”

(2)
Includes RSUs subject to a two-year vesting based on continued service, with one-half vested as of July 15, 2025 and one-half vesting as of July 15, 2026. Also includes RSUs subject to a three-year vesting period based on continued service, with remaining vesting of one-third vesting as of April 30th 2027.

(3)
Includes RSUs subject to a three-year vesting period based on continued service with one-third vesting as of the first three anniversaries of the grant date of October 1, 2024 for Ms. Kowalchik or December 2, 2024 for Mr. Ullrich.

(4)
Includes RSUs subject to a two-year vesting based on continued service, with one-half vested as of September 11, 2025 and one-half vesting as of September 11, 2026. Also includes RSUs subject to a three-year vesting period based on continued service with one-third vesting as of the first three anniversaries of the grant date of September 11, 2024 and January 15, 2025.

(5)	Includes RSUs subject to a five-year vesting period based on continued service with 30% having vested at the end of each of fiscal 2025 and fiscal 2026 and 40% vesting at the end of fiscal 2027.
(6)	Calculated based on the closing price of the Company’s common stock on May 1, 2026 of $8.63 per share.
(7)
For all named executives, includes performance-based restricted stock unit awards eligible for vesting based on the Company’s average ROIC and annualized TSR during the three-year period ending on April 29, 2028. Additional details regarding these awards are forth in “Compensation Discussion and Analysis – Key Components of Fiscal 2026 Compensation – Long-Term Incentive Awards.” Amounts reflect the number of shares earned at target performance.

(8)
Includes performance-based restricted stock unit awards that vest based on the Company’s annualized TSR during the three-year period ending on May 1, 2027. Amounts reflect the number of shares earned at target performance.

Option Exercises and Stock Vested
The following table sets forth certain information regarding the vesting of restricted stock units during fiscal 2026.

Name	Stock Awards Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jonathan DeGaynor	49,151	365,985
Laura Kowalchik	32,135	244,226
Lars Ullrich	12,922	107,253
John Erwin	14,718	120,728
Kerry Vyverberg	3,630	31,327

(1)	This column represents the value of restricted stock units that vested during fiscal 2026, based on the closing price of Methode’s common stock on the vesting date.

Potential Payments Upon Change of Control or Termination
In the event our named executive officers are terminated or Methode undergoes a change of control, our named executive officers are entitled to certain payments under their change of control agreements, severance and retention agreements and certain other benefit plans.
Under the change-of-control agreements, if within two years of a change of control or during a period pending a change of control, we terminate the executive’s employment without good cause or the executive voluntarily terminates his or her employment for good reason, the executive is entitled to the following:
•	a lump sum payment in an amount equal to a multiple of the executive’s base salary (three times for our Chief Executive Officer and two times for our other named executive officers);
•
a lump sum payment equal to a multiple (three times for our Chief Executive Officers and two times for our other named executive officers) of the executive’s target bonus amount for the fiscal year in which the termination occurs; and

•	continued health benefits in the form of COBRA premium payments for a period of 18 months.
All our executive officers are parties to severance and retention agreements with the Company. Pursuant to these agreements, if we terminate the executive’s employment without cause the executive is entitled to the following:
•	his or her base salary plus target bonus amount paid over a period of time in equal installments (two years for our Chief Executive Officer and one year for the other executive officers);
•
for our Chief Executive Officer, an amount equal to a pro rata portion (based on the number of days in the fiscal year through the date of termination) of the actual bonus payment he would have received for the fiscal year had he remained employed;

•
for Ms. Kowalchik and Mr. Ullrich, service-based vesting of any outstanding equity awards as if the executive’s employment had been terminated on the first anniversary of the applicable termination date; and

•	premiums for COBRA continuation coverage for a period of time (up to 18 months for our Chief Executive Officer and up to 12 months for the other executive officers).
Additionally, in the event of the executive’s death, disability, qualified retirement, or termination without cause, all our named executive officers are entitled to certain payments under their LTI awards and annual performance-based bonus awards.
In addition to the salary, bonus and benefits arrangements described above, the following table summarizes compensation payable to our named executive officers upon these various scenarios under our equity and non-equity incentive plans in place at fiscal year-end. The amounts payable under the “Change in Control” column are due if (i) the successor company does not assume the awards or (ii) the successor company assumes the awards and then the executive is terminated without cause or resigns for good reason. In each scenario in which time-based or performance-based restricted stock units vest, the executive is entitled to a payment based on the dividends declared during the vesting period and the number of units vested.

Termination Scenario	Annual Performance- Based Bonus	Time-Based RSUs	Performance-Based RSUs
Upon Change of Control	The target bonus is paid.	All awards are fully vested.	The fiscal 2025 awards vest based on actual performance as of the closing. The fiscal 2026 awards are fully vested at the target level of performance.
Death or Disability	The target bonus is paid.	All awards are fully vested.	All awards are fully vested at the target level of performance.

Termination Scenario	Annual Performance- Based Bonus	Time-Based RSUs	Performance-Based RSUs
Qualified Retirement	A prorated bonus is paid based on the retirement date and year-end performance.	The fiscal 2025 or earlier vest pro rata based on the retirement date. The fiscal 2026 LTIP Awards are fully vested.	The fiscal 2025 awards will vest pro rata based on actual performance as of the original vesting date. The fiscal 2026 awards will vest based on actual performance as of the original vesting date.
Termination Without Cause	Mr. DeGaynor, a prorated bonus is paid based on the date of termination and year-end performance.
The fiscal 2025 LTIP Awards for Messrs. DeGaynor, and Ullrich and Ms. Kowalchik vest pro rata based on the termination date.

The fiscal 2026 LTIP Awards vest pro rata based on the termination date.

Ms. Kowalchik and Mr. Ullrich will be credited with an additional year of service.

All other awards are forfeited.

For Messrs. DeGaynor, and Ullrich and Ms. Kowalchik a prorated number of fiscal 2025 awards will be eligible for vesting based on actual performance as of the original vesting date. The fiscal 2026 awards will be eligible for pro rata vesting based on the termination date and actual performance as of the original vesting date. All other awards are forfeited.

No payments would be made in connection with any of the awards in the foregoing table in the event that a named executive officer’s employment is terminated for cause, or in the event the named executive officer terminates his or her employment (other than for good reason in connection with a change in control as noted above).

The following table shows the potential amounts payable to our named executive officers upon termination or a change of control of Methode. The amounts shown assume that such termination or change of control occurred on May 1, 2026, the last trading day of our 2026 fiscal year, and reflect the closing price of our common stock on such date of $8.63. The table below does not reflect amounts payable pursuant to plans or arrangements that are available generally to salaried employees. In addition, the table does not reflect delivery of common stock underlying vested restricted stock units.

Name	Termination Scenario	Salary and Bonus Severance ($)	Annual Performance- Based Bonus ($)(4)	Vesting of Time-Based RSUs ($)(1)	Vesting of Performance- Based RSUs ($)(1)(4)	Health and Welfare Benefits ($)(2)
Mr. DeGaynor	Upon Change of Control	0	1,281,250	3,340,026	4,184,201	0
	Resignation for Good Reason/Termination Without Cause Following Change of Control(3)	6,918,750	0	0	0	44,450
	Death or Disability	0	1,281,250	3,340,026	4,184,201	0
	Qualified Retirement	0	1,281,250	3,020,504	3,664,549	0
	Termination Without Cause	4,612,500	1,281,250	700,047	1,475,215	44,450
	Resignation	0	0	0	0	0
Ms. Kowalchik	Upon Change of Control	0	461,250	1,283,354	1,097,540	0
	Resignation for Good Reason/Termination Without Cause Following Change of Control(3)	2,152,500	0	0	0	26,469
	Death or Disability	0	461,250	1,283,354	1,097,540	0
	Qualified Retirement	0	461,250	870,318	920,842	0
	Termination Without Cause	1,076,250	0	611,210	398,966	17,646
	Resignation	0	0	0	0	0
Mr. Ullrich	Upon Change of Control	0	377,625	733,703	614,017	0
	Resignation for Good Reason/ Termination Without Cause Following Change of Control(3)	1,762,250	0	0	0	44,450
	Death or Disability	0	377,625	733,703	614,017	0
	Qualified Retirement	0	377,625	549,644	560,962	0
	Termination Without Cause	881,125	0	340,835	183,173	29,633
	Resignation	0	0	0	0	0
Mr. Erwin	Upon Change of Control	0	304,938	445,856	379,491	0
	Resignation for Good Reason/Termination Without Cause Following Change of Control(3)	1,481,125	0	0	0	16,760
	Death or Disability	0	304,938	445,856	379,491	0
	Qualified Retirement	0	304,938	363,086	334,917	0
	Termination Without Cause	740,563	0	66,749	66,901	11,173
	Resignation	0	0	0	0	0
Ms. Vyverberg	Upon Change of Control	0	306,636	310,121	260,436	0
	Resignation for Good Reason/Termination Without Cause Following Change of Control(3)	1,542,472	0	0	0	0
	Death or Disability	0	306,636	310,121	260,436	0
	Qualified Retirement	0	306,636	285,733	260,436	0
	Termination Without Cause	771,236	0	63,064	63,208	0
	Resignation	0	0	0	0	0

1)	Amounts include an amount equal to the cash dividends declared during the period from the date of grant thru May 2, 2026, multiplied by the number of units vested.
2)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of the executive under our health and welfare benefit plans.
3)	These amounts are in addition to amounts payable under the preceding row “Upon Change of Control.”
4)	Assumes the target level of performance is achieved.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees to the annual total compensation for fiscal 2026 of our Chief Executive Officer, Mr. Jonathon DeGaynor.
To calculate the pay ratio for fiscal 2026, we used the same employee population data from fiscal year 2024, as there were no significant changes in fiscal 2025 or 2026 to our overall employee population or compensation arrangements that would materially affect the pay ratio disclosure. Our employee population as of February 1, 2024, included approximately 6,900 employees across the United States, Mexico, Egypt, Malta, China, Finland, Canada, Belgium, India, the United Kingdom, Germany, Italy, Switzerland, Singapore, Malaysia, the Netherlands, and Taiwan.
The employee who was previously identified as the median employee for our fiscal 2025 disclosure remained with the Company. Our median employee is an Assembler located in Dongguan, China. We did not make any cost-of-living adjustments to the pay of employees living in different jurisdictions than our Chief Executive Officer.
For purposes of calculating the pay for the median employee, we considered the annual base salary as of $6,202, plus overtime, allowances and short-term incentive compensation for the trailing twelve months, each as reported in our payroll records and adjusted to US dollars. This employee’s total compensation of $11,926 has been calculated under applicable SEC rules. Our median annual total compensation reflects that the bulk of our employees are in countries that have much lower prevailing wages than the United States.
Mr. DeGaynor’s compensation per the Summary Compensation Table was $8,090,756. Based on these calculations, the pay ratio between our CEO and median employee is 678 to 1.
The assumptions used in the calculation of our estimated pay ratio are specific to our company and our employee population. As such, our pay ratio may not be comparable to the pay ratios of other companies, including companies in our compensation peer group.

PAY VS. PERFORMANCE
As required by SEC rules, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last five completed fiscal years. In determining the “compensation actually paid” to our named executive officers in the table below, we are required to make various adjustments to amounts reported in the Summary Compensation Table for this year and in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The “compensation actually paid” data reflected in the table below may not reflect amounts actually realized by our named executive officers.
For information concerning the decisions made by our Compensation Committee with respect to compensation for the named executive officers for each fiscal year, please see the Compensation Discussion and Analysis sections of this proxy statement and the proxy statements for the other fiscal years covered in the table below. A significant portion of “compensation actually paid” amounts shown relates to changes in values of unvested awards over the course of the reporting year. These unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our stock price. The ultimate values actually realized by our named executive officers from unvested equity awards will not be determined until the awards fully vest.

Fiscal Year	SCT Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	SCT Total for Interim PEO ($)	Compensation Actually Paid for Interim PEO	SCT Total for Former PEO #1 ($)(1)	Compensation Actually Paid to Former PEO #1 ($)(2)	SCT Total for Former PEO #2 ($)(1)	Compensation Actually Paid to Former PEO #2 ($)(2)	Average SCT Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ In Million)(6)	Pre-Tax Income ($ In Million)(7)
											Total Shareholder Return($)(4)	Peer Group Total Shareholder Return ($)(5)
2026	8,090,756	10,006,757	—	—	—	—	—	—	1,984,336	2,332,296	22	304	(35.7)	(10.7)
2025	5,739,219	3,286,285	718,609	718,609	677,365	(1,093,032)	—	—	1,200,082	984,535	17	128	(62.6)	(50.1)
2024	—	—	—	—	4,017,227	2,662,627	2,206,047	(5,346,078)	807,926	228,210	29	125	(123.3)	(128.1)
2023	—	—	—	—	—	—	3,088,086	1,730,586	1,213,051	960,800	94	100	77.1	90.1
2022	—	—	—	—	—	—	2,297,776	2,177,776	933,371	907,572	101	96	102.2	118.5

(1)
Mr. Avula (Former PEO #1 in the table) was appointed CEO on January 29, 2024, and held that position through May 1, 2024. Mr. Duda (Former PEO #2 in the table) was the CEO from the start of fiscal 2021 through January 29, 2024. Mr. Nystrom served as Interim CEO from May 5, 2024 through Mr. DeGaynor’s appointment on July 15, 2024. These amounts reflect the total compensation reported for Messrs. DeGaynor, Nystrom, Avula or Duda, as applicable, in the “Total” column of the Summary Compensation Table for the relevant fiscal year.

(2)
The chart below details the additions to and deductions from the total compensation reported for Mr. DeGaynor and the other NEOs as a group in the Summary Compensation Table in order to calculate and reflect the adjusted values of the Compensation Actually Paid for fiscal 2026.

	PEO ($)	Average of other NEOs ($)
Summary Compensation Table Total	8,090,756	1,984,336
Adjustments:
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	4,456,045	664,358
Increase based on ASC 718 fair value of awards granted during fiscal year that remain unvested as of fiscal year end, determined as of fiscal year end	6,249,764	931,787
Increase based on ASC 718 fair value of awards granted during fiscal year that vested during fiscal year, determined as of vesting date	0	0
Increase (decrease) for awards granted prior to fiscal year that were outstanding and unvested as of fiscal year end, determined based on change in ASC 718 fair value from prior fiscal year end to fiscal year end	105,268	61,685
Increase (decrease) for awards granted prior to fiscal year that vested during fiscal year, determined based on change in ASC 718 fair value from prior fiscal year end to vesting date	17,014	18,847
Deduction of ASC 718 fair value of awards granted prior to fiscal year that were forfeited during fiscal year, determined as of prior fiscal year end	0	0
Compensation Actually Paid	10,006,757	2,332,296

(3)
These amounts reflect the average total compensation reported for the Company’s named executive officers as a group (excluding PEOs) in the “Total” column of the Summary Compensation Table for each corresponding year. The Non-PEO named executive officers are comprised of the following: fiscal 2026 – Ms. Kowalchik, Mr. Ullrich, Mr. Erwin and Ms. Vyverberg; fiscal 2025 – Ms. Kowalchik, Mr. Ullrich, Mr. Erwin, Ms. Vyverberg, Mr. Rawden, Mr. Tsoumas and Ms. Barry; fiscal 2024 – Mr. Tsoumas, Ms. Barry, Mr. Martin and Mr. Shetty; fiscal 2023 – Mr. Tsoumas, Mr. Khoury, Ms. Barry and Ms. Vyverberg; and fiscal 2022 – Mr. Tsoumas, Mr. Khoury, Ms. Barry and Mr. Martin.
(4)	Total Shareholder Return (TSR) assumes that $100 was invested in the Company’s common stock beginning on May 2, 2021 and that all dividends and distributions were reinvested on a quarterly basis.
(5)
The peer group is made up of the same 15 companies in our peer group used for executive compensation benchmarking as described above under “Compensation Discussion and Analysis – Market Benchmarking and Positioning of Fiscal 2026 Executive Compensation.” Peer group TSR is calculated under the same assumptions as Company TSR.

(6)	Reflects “Net income” or “Net loss” in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the applicable fiscal years.
(7)
Pre-tax income was selected as the additional metric to be included in the table above (as the Company-Selected Measure under applicable SEC rules), as the financial performance measure that, in the Company’s assessment, represents the most important performance measure not otherwise required to be disclosed in the table and used by the Company to link executive compensation to Company performance. A detailed Pre-Tax Income reconciliation for our fiscal year 2026 can be found in our fourth quarter fiscal 2026 earnings release included as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished with the SEC on June 24, 2026.

Relationship of Compensation Actually Paid to Financial Measures. The following charts compare the relationship of the compensation actually paid to our PEOs for the applicable years and the average compensation actually paid to our named executive officers other than our PEOs to the respective financial measures set forth therein, for the periods indicated.

Most Important Financial Performance Measures. The four items listed below are the most important financial performance measures we used in fiscal 2026 to determine compensation for our named executive officers, as further described above in the Compensation Discussion and Analysis section under “Key Components of Fiscal 2026 Compensation.”
•	Pre-tax income
•	Free cash flow
•	Return on invested capital
•	Total shareholder return

TRANSACTIONS WITH RELATED PERSONS
If applicable, our Audit Committee or another independent body of the Board of Directors reviews transactions with related persons and potential conflict of interest situations in accordance with the Audit Committee Charter, our Code of Conduct and NYSE listing rules. Related persons include our directors, executive officers, and persons or entities that beneficially own more than 5% of our outstanding common stock and their respective immediate family members. SEC rules require that we disclose any transaction since the beginning of our last fiscal year, or any currently proposed transaction, in which Methode is a participant and the amount involved exceeds $120,000, in which a related party has or will have a material direct or indirect material interest. Our Audit Committee Charter provides that the Audit Committee will conduct a reasonable prior review and oversight of all related party transactions and potential conflict of interest situations. We do not have a separate written policy regarding related party transactions. In reviewing any such transaction, our Audit Committee considers the rationale for entering into the transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to Methode as would be the case were the transaction entered into with a third party, and other relevant factors.
Since the beginning of fiscal 2026, there have been no related party transactions, and no such transactions are currently proposed.

OTHER INFORMATION
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on a review of reports furnished to the Company and written representations from reporting persons, the Company believes that all required Section 16(a) filings were timely made during fiscal 2026, except for six late Form 4 filings relating to Therese M. Bobek, Mary A. Lindsey, Brian J. Cadwallader, Mark D. Schwabero, John T. Erwin and Kerry A. Vyverberg. These filings reported six transactions and were filed late due to administrative errors, including inadvertent delays in processing or submitting filings. In each case, the reporting persons provided the required information on a timely basis.
Availability of Annual Report
Methode is providing its 2026 Annual Report on Form 10-K to stockholders who receive this proxy statement. Methode will provide copies of these materials to brokers, dealers, banks, voting trustees and their nominees for the benefit of the beneficial owners of our common stock. Additional copies of this proxy statement and the 2026 Annual Report on Form 10-K are available, without charge, upon written request to Methode Electronics, Inc., 25650 West Eleven Mile Road, Southfield, Michigan 48034, Attention: Chief Financial Officer. You may also review Methode’s SEC filings by visiting the Investors page of our website at methode.com.
Stockholder Proposals and Director Nominations
If you wish to submit a stockholder proposal for inclusion in our proxy materials for our 2027 Annual Meeting, our Corporate Secretary must receive your proposal no later than April 2, 2027. Your proposal must be in writing and must comply with the proxy rules of the SEC.
Our advance notice by-law provisions require that any stockholder proposal or director nomination to be presented from the floor of our 2027 Annual Meeting must be received by our Corporate Secretary not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to September 16, 2027 (the first anniversary of the preceding year’s Annual Meeting). If the date of our 2027 Annual Meeting is more than 30 days before or more than 60 days after September 16, 2027, stockholder proposals must be delivered no earlier than the 90th day prior to such date and not later than the later of the 60th day prior to such date or the 10th day following our public announcement of the date for such Annual Meeting. Any stockholder proposal must be, under law, an appropriate subject for stockholder action to be brought before the meeting. In addition, in order to present a stockholder proposal or nominate a director at our 2027 Annual Meeting, the stockholder must satisfy certain other requirements set forth in our Amended and Restated By-Laws. Stockholder proposals and director nominations should be directed to the Corporate Secretary of Methode Electronics, Inc. at 25650 West Eleven Mile Road, Southfield, Michigan 48034.
In addition to satisfying the foregoing requirements under our amended and restated by-laws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 18, 2027 (or, if our 2027 Annual Meeting is more than 30 days before or after September 16, 2027, by the later of 60 days prior to the date of the meeting or the tenth day following public disclosure of the date for such Annual Meeting).
Other Matters
Neither our Board of Directors nor management knows of any other business that will be presented at the Annual Meeting. Should any other business properly come before the Annual Meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Mark D. Schwabero Chairman

Southfield, Michigan
July 31, 2026

Exhibit A
Methode Electronics, Inc. 2026 Omnibus Incentive Plan
ARTICLE I
PLAN
1.1. Purpose. The Methode Electronics, Inc. 2026 Omnibus Incentive Plan (the “Plan”) is intended to provide a means through which the Company and its Affiliates may attract and retain qualified persons to serve as Employees or Directors of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to support the Company’s strategy or enhance the profitable growth of the Company and its Affiliates. Accordingly, the Company may grant to certain individuals Awards in the form of Incentive Options, Nonqualified Options, Restricted Stock Awards, Restricted Stock Units, Performance Grants, and SARs, subject to the terms of the Plan.
1.2. Effective Date of Plan. The Plan is effective upon the date of its adoption by the Board (the “Effective Date”), provided the Plan is approved by the Company’s stockholders at the Annual Meeting of Stockholders of the Company on or about September 16, 2026. No Award shall become effective under the Plan’s terms prior to such stockholder approval. Upon approval of this Plan by the stockholders of the Company, no further awards shall be granted under the Company’s 2022 Omnibus Incentive Plan. No further Awards may be granted under the Plan after June 10, 2036. The Plan shall remain in effect until all Awards have been exercised, vested, satisfied, forfeited, or expired.
ARTICLE II
DEFINITIONS
The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.
2.1. “Affiliate” of the Company means another corporation or other entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Company, including without limitation, all Subsidiaries.
2.2. “Award” means any Option, Restricted Stock Award, Restricted Stock Unit, Performance Grant, or SAR granted, whether singly, in combination, or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as may be established in order to fulfill the objectives of this Plan.
2.3. “Award Agreement” means the written or electronic agreement provided in connection with an Award setting forth the terms and conditions of the Award. Such Agreement may contain any other provisions that the Committee, in its sole discretion, shall deem advisable which are not inconsistent with the terms of the Plan.
2.4. “Award Date” means the date of grant of an Award.
2.5. “Board of Directors” or “Board” means the board of directors of the Company.
2.6. “Cause”, unless otherwise defined in a Participant’s Award Agreement, means:
(a) Participant’s conviction of, or plea of nolo contendere to, a felony other than a traffic violation;
(b) Participant’s commission of any act or acts of personal dishonesty intended to result in personal enrichment to Participant to the detriment of the Company;
(c) a failure to perform assigned duties, provided that such failure has continued for more than ten (10) days after the Board of Directors or the Chief Executive Officer of the Company has given written notice of such failure and of the Company’s intention to terminate Participant’s employment because of such failure;
(d) any willful misconduct by the Participant which affects the business reputation of the Company;
(e) breach in any material respect by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company or any of its Affiliates; or
(f) Participant’s violation of the Company’s Code of Conduct or any addendum thereto.

The Participant shall be considered to have been discharged for “Cause” if the Company or the Board of Directors determines, within thirty (30) days after the Participant’s resignation, that discharge for Cause was warranted.
2.7. “Change of Control” shall be deemed to have occurred on the first to occur of any of the following:
(a) any one “person” or more than one person acting as a “group” becomes the “beneficial owner” (as such terms are used in the Exchange Act) of more than fifty percent (50%) of the total voting power of Common Stock then outstanding; provided, however, that any acquisition by the Company, any entity controlled by the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company shall not constitute a Change of Control of the Company; or
(b) a majority of the members of the Company’s Board of Directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Company’s Board of Directors before the date of the appointment or election; or
(c) the consummation of a merger, consolidation or similar transaction involving the Company where, immediately after the consummation of such transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either of the following, in each case, in substantially the same proportion as the ownership of the Company’s stockholders immediately prior to such transaction: (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such transaction; or
(d) the consummation of a sale of all or substantially all of the assets of the Company and its Subsidiaries or shareholder approval of complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Section 409A of the Code if the foregoing definition of “Change of Control” were to apply, but would not result in the imposition of any additional tax if the term “Change of Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change of Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Section 409A of the Code.
2.8. “Code” means the Internal Revenue Code of 1986, as amended. References herein to any Section of the Code shall also refer to any successor provision thereof, and the regulations and other authority issued thereunder by the appropriate governmental authority.
2.9. “Committee” means the Compensation Committee of the Board or such other committee designated by the Board. The Committee shall at all times consist solely of two or more members of the Board of Directors, and all members of the Committee shall be Disinterested Persons.
2.10. “Common Stock” means the common stock of the Company, $0.50 par value per share, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Section 4.6.
2.11. “Company” means Methode Electronics, Inc., a Delaware corporation, or its successor in interest.
2.12. “Consultant” shall mean any individual who is not an Employee or a Director and who provides consulting, advisory or other similar services to the Company or any Affiliate.
2.13. “Director” means an individual who is a non-employee member of the Board.
2.14. “Disability” has the meaning provided in the then established rules of the Company or the Affiliate.
2.15. “Disinterested Person” means an individual who satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.
2.16. “Dividend Equivalent” means a credit based on the cash dividend that would have been paid on a share of Common Stock specified in an Award if such share was held by the Participant to whom the Award is made.
2.17. “Employee” means any person in an employment relationship with the Company or any Affiliate.
2.18. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19. “Fair Market Value” means, as of any specified date, unless otherwise determined by the Committee, the closing sales price of the Common Stock reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee), or, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate, in accordance with Section 409A.
2.20. “Grant Price” means the price per share at which a Participant may exercise an Option, SAR or other right to receive cash or Common Stock, as applicable, under the terms of an Award.
2.21. “Incentive Option” means an Option granted under the Plan which is designated as an “Incentive Option” and satisfies the requirements of Section 422 of the Code.
2.22. “Nonqualified Option” means an Option granted under the Plan other than an Incentive Option.
2.23. “Option” means an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Common Stock pursuant to Article V.
2.24. “Outstanding Prior Plan Awards” mean Awards that were granted under the Prior Plan that remain outstanding as of the Effective Date.
2.25. “Participant” means any Employee, Consultant, or Director who has been granted an Award under the Plan. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties (including becoming a Consultant) shall not result in interrupted or terminated service, so long as such Participant continues to provide services to the Company or any Affiliate.
2.26. “Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, which need not be the same for each Participant. The Performance Criteria used by the Committee may include either objective metrics or subjective metrics which measure performance by the Company and/or a Participant’s performance, which may include, but are not limited to, the following: (a) book value or book value per share; (b) stock price (including growth in price or total stockholder return); (c) sales (including net or gross, reflected in dollars or volume); (d) cash flow (including funds from operations); (e) operating income; (f) gross or net income; (g) pre-tax income; (h) earnings (either in the aggregate or on a per-share basis); (i) earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization before taxes (including EBIT and EBITDA); (j) economic value added; (k) expenses/costs; (l) gross or net margins; (m) gross or net profits; (n) gross or net revenues; (o) return measures (including return on net sales, return on assets or net assets, return on equity, return on investment, return on capital employed, return on invested capital, gross profit return on investment, gross margin return on investment, cash flow returns); (p) market share; (q) debt measures (including debt service or debt leverage); (r) profitability ratios; (s) working capital; (t) operational performance measures (including productivity, safety, product lines, product development, sales results, economic value added, cost reduction measures, customer service or satisfaction, employee satisfaction or strategic innovation); (u) transactions relating to acquisitions or divestitures; (v) assets; (w) financings; (x) market capitalization; (y) measures of personal targets, goals or objectives; (z) attainment of environmental, social, and governance performance measures; or (aa) other performance measures and criteria as determined by the Committee.
Any Performance Criteria may, as the Committee, in its sole discretion deems appropriate, (i) relate to the performance of the Company or any Affiliate as a whole or any business unit or division of the Company or any Affiliate or any combination thereof, (ii) be compared to the performance of one or more other companies, or published or special index, (iii) be absolute or based on change in the Performance Criteria over a specified period of time and such change may be measured based on an arithmetic change over a specified period (e.g., cumulative change or average change), or percentage change over a specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) be based on U.S. generally accepted accounting principles (“GAAP”) or non-GAAP calculations; (v) relate to or be compared to one or more other Performance Criteria, or (vi) any combination of the foregoing.
2.27. “Performance Goals” means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate or an individual.

2.28. “Performance Grant” means an Award, denominated in cash or in Common Stock, made to a Participant under Article IX.
2.29. “Performance Period” means the designated period during which the Performance Criteria must be satisfied with respect to an Award.
2.30. “Plan” means the Methode Electronics, Inc. 2026 Omnibus Incentive Plan, as set out in this document and as it may be amended from time to time.
2.31. “Prior Plan” means the Methode Electronics, Inc. 2022 Omnibus Incentive Plan, as amended from time to time.
2.32. “Restricted Stock” means shares of Common Stock issued under an Award and subject to restrictions and conditions pursuant to Article VI and the Award Agreement.
2.33. “Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant under Article VII to receive a share of Common Stock (or the cash equivalent thereof) on a date determined in accordance with the provisions of Article VII and the Award Agreement.
2.34. “Retirement” means, unless otherwise provided in a Participant’s Award Agreement, retirement on or after a Participant’s sixty-fifth birthday or on or after a Participant’s fifty-fifth birthday with consent of the Committee.
2.35. “Section 409A” means Section 409A of the Code and any Treasury Regulations and guidance promulgated thereunder.
2.36. “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, and subject to restrictions and conditions pursuant to Article VIII and the Award Agreement.
2.37. “Subsidiary” means any corporation or other entity of which the Company owns or controls, directly or through one or more intermediaries, more than 50% of: (i) the outstanding capital stock, or (ii) the combined voting power of all classes of stock or other equity or ownership interests.
2.38. “Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“acquired entity awards”) held by current and former employees or non-employee directors of another corporation or entity who become Employees or Directors as the result of a merger, consolidation or combination of the employing corporation or other entity (the “acquired entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the acquired entity (provided such persons held such awards immediately prior to such merger, consolidation, acquisition or combination) in order to preserve for the grantee the economic value of all or a portion of such acquired entity award at such price as the Committee determines necessary to achieve such preservation of economic value.
2.39. “10% Stockholder” means an individual who, as of the Award Date of an Option, owns stock possessing more than 10% of the total combined voting power of all classes of stock or other equity or ownership interests of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for such individual’s brothers and sisters (whether by whole or half-blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.
ARTICLE III
ELIGIBILITY
The individuals who shall be eligible to receive Awards shall be Employees, Directors and Consultants as the Committee shall determine from time to time.
ARTICLE IV
GENERAL PROVISIONS RELATING TO AWARDS
4.1. Authority to Grant Awards. The Committee may grant Awards to those Employees, Directors or Consultants as it shall determine from time to time under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the amount of any Award and the number of shares of Common Stock to be covered by any Award to be granted to an Employee, Director, or Consultant shall be as determined by the Committee. Each Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award. A Participant who has received an Award in any year may receive an additional Award or Awards in the same year or in subsequent years. The terms and provisions of the respective Award Agreements need not be identical. In determining which Participants shall be eligible for an Award, the Committee may, in its discretion, consider the nature of the Participant’s duties, responsibilities, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.
4.2. Share Reserve.
(a) Dedicated Shares. Subject to adjustment as provided in Section 4.6 and Section 4.2(b) below, the aggregate number of shares of Common Stock that may be issued under the Plan shall be equal to the sum of (i) 2,000,000 shares of Common Stock, (ii) the number of shares that remain available for issuance under the Prior Plan on the Effective Date, or such lesser amount as may remain available for issuance on the date the Plan receives stockholder approval, (iii) any shares underlying awards issued under the Prior Plan that are outstanding on the Effective Date and thereafter are forfeited or terminated, expire unexercised, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares of Common Stock covered by such award are not issued to the award holder, or are exchanged for an award that does not involve shares of Common Stock, and (iv) any shares of Common Stock that, for periods after the Effective Date, are withheld or tendered (either actually or by attestation) to satisfy withholding tax liabilities arising from an Outstanding Prior Plan Award other than an Option or a Stock Appreciation Right. For purposes of the preceding sentence, one (1) share of Common Stock shall be credited under this Section 4.2(a) for every one (1) share that is transferred from the Prior Plan. In the event sufficient shares are not available under the Prior Plan to settle Outstanding Prior Plan Awards, then (I) the shares of Common Stock issuable under this Section 4.2(a) may be used to settle any such Outstanding Prior Plan Awards; (II) any shares of Common Stock used to satisfy an Outstanding Prior Plan Award shall reduce the shares available for issuance under this Section 4.2(a); and (III) any such Outstanding Prior Plan Awards shall in all other respects remain subject to the terms of the Prior Plan. The shares of Common Stock authorized under the Plan may be treasury shares or authorized but unissued shares.
(b) Permitted Addbacks to Share Reserve. If any shares of Common Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), then in each such case the shares of Common Stock subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for Awards under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or a Stock Appreciation Right are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the shares of Common Stock available for Awards under the Plan; provided, however, that shares that again become available for issuance under the Plan pursuant to this sentence shall not increase the numbers of shares that may be granted under the Plan in connection with Incentive Stock Options.
(c) No Recycling of Options or SARs. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under Section 4.2: (i) shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option under the Prior Plan, (ii) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs or options or stock appreciation rights under the Prior Plan, (iii) shares subject to a SAR or a stock appreciation right under the Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options under the Prior Plan.
4.3. Award Limits. Notwithstanding any provision in the Plan to the contrary:
(a) Subject to adjustment as provided in Section 4.6 hereof, the maximum number of shares of Common Stock for which Awards may be granted under the Plan pursuant to Incentive Options shall be 2,000,000.
(b) Notwithstanding anything to the contrary herein, the maximum Award Date Fair Market Value (computed as of the Award Date in accordance with applicable financial accounting rules) of all Awards granted under this Plan to any non-employee Director during any fiscal year, taken together with any cash fees paid to such non-employee Director in respect of such Director’s service as a member of the Board during such fiscal year (including service as a member or chair of any committees of the Board), shall not exceed $750,000.

4.4. Non-Transferability. Except as otherwise determined by the Committee in compliance with Rule 16b-3 under the Exchange Act, the Awards granted hereunder shall not be transferable by the Participant otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, an Award shall be transferable pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. In addition, the Committee may grant Awards that are transferable, without payment of consideration, to immediate family members of the Participant; the Committee may also amend outstanding Awards to provide for such transferability. A transfer of a Nonqualified Option pursuant to this Section may only be effected by the Company at the written request of a Participant and shall become effective only when recorded in the Company’s record of outstanding Nonqualified Options. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option may be subsequently transferred by the transferee only by will or the laws of descent and distribution or, without payment of consideration, to immediate family members of the Participant. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option will continue to be governed by and subject to the terms of this Plan and the relevant grant, and the transferee shall be entitled to the same rights as the Participant hereunder, as if no transfer had taken place. As used herein, “immediate family members” shall mean with respect to any person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
4.5. Requirements of Law. The Company shall not be required to sell or issue any Common Stock under any Award if issuing that Common Stock would constitute or result in a violation by the Participant or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities pursuant to any Award, the Company shall not be required to issue any Common Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Award will not transfer the Common Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Common Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Common Stock issuable pursuant to an Award is not registered, the Company may notate on the book or electronic entry or certificate evidencing the Common Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of, or the issuance of shares under, an Award to comply with any law or regulation of any governmental authority.
4.6. Changes in the Company’s Capital Structure; Adjustments; Change of Control.
(a) No Effect on Capital Structure. The existence of the Plan and the Awards granted hereunder shall not affect or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.
(b) Change in Capital Structure. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends), then the Committee shall make such adjustments as it deems appropriate, in its sole discretion, to reflect such transaction, including but not limited to: (i) the number and kind of shares of Common Stock or other securities reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in

Section 4.2; (ii) the number and kind of shares of Common Stock or other securities covered by outstanding Awards; (iii) the Grant Price or other price in respect of such Awards; (iv) the appropriate Fair Market Value and other price determinations for such Awards; and (v) the Award Limits described in Section 4.3 to reflect such transaction.
(c) Change of Control.
(i) Continuation, Assumption or Replacement of Awards. In the event of a Change of Control in which the surviving or successor entity (or its parent corporation) continues, assumes or replaces Awards outstanding as of the date of the Change of Control (with such adjustments as may be required or permitted by Section 4.6(b)), such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 4.6(c)(iii) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 4.6(c)(i) and Section 4.6(c)(iii), an Award shall be considered assumed or replaced if, in connection with the Change of Control and in a manner consistent with Sections 409A and 424 of the Code, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its parent corporation) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Change of Control, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Change of Control and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.
(ii) Awards Not Continued, Assumed, or Replaced. Notwithstanding the above, unless otherwise determined by the Committee and set forth in the Award Agreement, if and to the extent that outstanding Awards are not continued, assumed or replaced in connection with a Change of Control as provided in Section 4.6(c)(i) above, then (x) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms and (y) all unvested Restricted Stock Awards, Restricted Stock Unit Awards, and Performance Grant Awards will become immediately vested and non-forfeitable. For this purpose, the target level of performance shall be deemed to have been achieved under all Performance Grants.
In addition to accelerated vesting as described in this Section 4.6(c)(ii), in the event of a Change of Control and the surviving or successor entity does not assume the Awards, the Committee shall be authorized (1) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 15 days prior to such cancellation; or (2) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess, if any, of the Fair Market Value of Common Stock on such date over the Grant Price of such Award. Any adjustment under this Section 4.6(c)(ii) need not be the same for all Participants.
(iii) Awards Assumed; Termination After a Change of Control. Unless otherwise provided by the Award Agreement, if and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 4.6(c)(i), and if within twenty-four (24) months after the Change of Control an Employee experiences an involuntary termination of employment without Cause, then (x) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, and (y) all unvested Restricted Stock Awards, Restricted Stock Unit Awards, and Performance Grant Awards will become immediately vested and non-forfeitable. For this purpose, the target level of performance shall be deemed to have been achieved under all Performance Grants.
(d) Substitute Awards. To the extent permitted by applicable securities law or any rule of the securities exchange on which the Common Stock is then listed or traded, the Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate under the circumstances, grant Substitute Awards under the Plan. Substitute Awards shall not count against the limitation in Section 4.2 on the maximum number of shares of Common Stock reserved for issuance, but any Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Options shall be counted against the limitation in under Section 4.3(a) on maximum number of Incentive Options that can be issued under the Plan.

4.7. Minimum Vesting Requirement. The Award Agreement for each Award shall establish the applicable vesting schedule for such Award. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Shares delivered in lieu of fully-vested cash obligations, (iii) Awards to Non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.2; and provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability, other termination of employment, or a Change in Control, in the terms of the Award Agreement or otherwise.
4.8. Election Under Section 83(b) of the Code. No Participant shall exercise the election permitted under Section 83(b) of the Code without prior approval of the Committee. If a Participant files an election under Section 83(b) of the Code without approval, such Award shall be forfeited.
4.9. Prohibition on Dividends on Unvested Awards and on Options/SARs. The Plan shall not pay dividends or Dividend Equivalents on any Awards prior to vesting or during the forfeiture restriction period; provided, however, an Award issued under this Plan is permitted to accrue dividends or Dividend Equivalents during the vesting or forfeiture restriction period, but payment shall not be permitted until such Award’s restriction lapse or vesting is completed. Notwithstanding the foregoing, the Plan shall not pay or accrue dividends or Dividend Equivalents on Options or SARs.
ARTICLE V
OPTIONS
5.1. Type of Option. The Committee shall specify whether a given Option shall constitute an Incentive Option or a Nonqualified Option. An Incentive Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) as of the Award Date.
5.2. Grant Price. The Grant Price under an Incentive Option shall not be less than the greater of (i) 100% of the Fair Market Value per share of Common Stock on the Award Date; or (ii) the per share par value of the Common Stock on the Award Date. The Committee in its discretion may provide that the Grant Price shall be more than 100% of Fair Market Value per share. In the case of any 10% Stockholder, the Grant Price under an Incentive Option shall not be less than the greater of: (x) 110% of the Fair Market Value per share of Common Stock on the Award Date; or (y) the per share par value of the Common Stock on the Award Date.
The Grant Price under a Nonqualified Option shall not be less than the greater of: (a) 100% of the Fair Market Value per share of Common Stock on the Award Date; or (b) the per share par value of the Common Stock on the Award Date. The Committee in its discretion may provide that the Grant Price shall be more than 100% of Fair Market Value per share.
Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the Award Date; provided, that the excess of: (a) the aggregate Fair Market Value (as of the Award Date of such Substitute Award) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such Fair Market Value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares, and that the grant of the Substitute Award otherwise satisfies the requirements, as applicable to the Option, of Treasury Regulation Section 1.424-1(a) and Treasury Regulation Section 1.409A-1(b)(5)(v)(D).
5.3. Duration of Options. The term of each Option shall be as specified by the Committee at the Award Date, but in no event shall an Option be exercisable after the expiration of ten (10) years from the Award Date. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five (5) years from the Award Date. Except as set forth below, each Option will expire as of the earliest of: (a) the date on which it is cancelled under the provisions of Section 4.6(c) or forfeited under the provisions of Section 4.7; (b) the ten-year anniversary of the Award Date, except as set forth in the immediately preceding sentence for Incentive Options issued to 10% Stockholders; (c) in the case of a Participant who is an Employee or a Consultant, three (3) months after the Participant’s termination of employment or service, as applicable, with the Company and its Affiliates for any reason other than for Cause, (with respect to Nonqualified Options only) death, Disability, or (with respect to Nonqualified Options only) Retirement; (d) in the case of a Participant who is a Director, three (3) months after the Participant’s termination as a member of the Board for any reason other than for Cause, death, Disability, or Retirement; (e) immediately upon a Participant’s termination of employment with the Company and its Affiliates for Cause, service on the Board for Cause, or service as a Consultant for Cause; (f) twelve (12) months after a Participant’s termination of employment with the Company and its Affiliates or service on the Board due to (with respect to Nonqualified Options only) death, Disability, or (with respect to Nonqualified Options only) Retirement; or (g) any other date specified by the Committee when the Option is granted.
Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (x) the exercise of the Option is prohibited by applicable law or (y) shares of Common Stock may not be purchased or sold by Participants due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Committee may provide that the term of the Option shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period, or lock-up agreement and provided further that no extension will be made if the Grant Price of such Option at the date the initial term would otherwise expire is above the Fair Market Value.
5.4. Amount Exercisable. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its discretion, may provide in the Award Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the Award Date) of the Common Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, the Committee shall take into account the Incentive Options in the order in which they were granted. The Committee shall notify the Participant of its determination as to which of a Participant’s Incentive Options exceed such limit as soon as practicable after such determination.
5.5. Exercise of Options. Options shall be exercised by the delivery of written notice (which can include electronic delivery) to the Company setting forth the number of shares with respect to which the Option is to be exercised, together with the Grant Price, which may be paid by: (i) cash, certified check, or other method of payment acceptable to the Company for an amount equal to the Grant Price of the shares; (ii) if acceptable to the Company, Common Stock at its Fair Market Value equal to the Grant Price of the shares on the date of exercise; (iii) if acceptable to the Company, an executed attestation form acceptable to the Company attesting to ownership of Common Stock at its Fair Market Value equal to the Grant Price of the shares on the date of exercise (the Participant would receive the net amount of shares of Common Stock after payment of the Grant Price and any taxes withheld thereon); (iv) if acceptable to the Company, by means of a cashless exercise arrangement with a qualifying broker-dealer; and/or (v) if acceptable to the Company, a “net exercise”. A “net exercise” means the delivery of a properly executed notice followed by a procedure pursuant to which (i) the Company will reduce the number of shares of Common Stock otherwise issuable to a Participant upon the exercise of an Option by the number of shares of Common Stock having a Fair Market Value equal to the aggregate Grant Price for the shares of Common Stock with respect to which the Option is exercised (and any tax withholding per Section 12.4), and (ii) the Company shall pay to the Participant cash in lieu of any fractional share otherwise issuable to the Participant as a result of such net exercise. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Participant certificates for the number of shares with respect to which the Option has been exercised, issued in the Participant’s name or should the Common Stock be represented by book or electronic entry rather than certificates, such Common Stock shall be accounted for separately in such book or electronic entry. For physical certificates, delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited the certificates in the mail, addressed to the optionee, at the address specified by the Participant.
5.6. No Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to Common Stock covered by an Option until the date such shares are issued to the Participant as evidenced by a book or electronic entry or physical stock certificate.
5.7. Prohibition on Repricing of Options. Other than pursuant to Section 4.6 or in connection with a Change of Control, the Committee shall not without the approval of the Company’s stockholders (a) lower the Grant Price of an Option or Stock Appreciation Right, (b) cancel an Option or Stock Appreciation Right when the Grant Price per share exceeds the Fair Market Value of one share in exchange for cash or another Award (other than in connection with a Change of Control), or (c) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares of Common Stock are listed.
ARTICLE VI
RESTRICTED STOCK
6.1. Restricted Stock Awards and Eligibility. The Committee, in its sole discretion, may grant Restricted Stock Awards to any Participant. Awards of Restricted Stock shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of shares of Common Stock to be issued to the Participant, the consideration for such shares (if any), forfeiture restrictions and forfeiture restriction periods (if any), Performance Criteria (if any), and other rights with respect to the shares.
6.2. Forfeiture Restrictions. The Committee may provide that the forfeiture restrictions shall lapse upon (i) the attainment of one or more Performance Goals; (ii) the Participant’s continued employment with the Company or continued service as a Director or Consultant for a specified period of time; (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different forfeiture restrictions, in the discretion of the Committee. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards as set forth in an Award Agreement made in conjunction with the Award.
6.3. Issuance of Restricted Stock. Upon the grant of a Restricted Stock Award to a Participant, issuance of the stock (electronically or by physical certificate registered in the name of the Participant) shall be made for the benefit of the Participant as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding. Any book or electronic entry or stock certificate evidencing shares of Restricted Stock pending the lapse of restrictions shall bear a legend making appropriate reference to the restrictions imposed. Upon the grant of a Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.
6.4. Voting and Dividend Rights. The Plan shall not pay dividends on Restricted Stock during any forfeiture restriction period. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement, the Participant shall have the right to receive an accrual of dividends during any forfeiture restriction period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the Common Stock until any forfeiture restriction period shall have expired (and shall not be entitled to accrued dividends in the event the restrictions do not lapse); (ii) the Company shall retain custody of the Common Stock during the forfeiture restriction period; and (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during any forfeiture restriction period. A breach of the terms and conditions established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Restricted Stock Award.
6.5. Transfers of Unrestricted Shares. Upon the vesting date of a Restricted Stock Award, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiaries or heirs).
ARTICLE VII
RESTRICTED STOCK UNITS
7.1. Restricted Stock Units and Eligibility. The Committee, in its sole discretion, may grant Restricted Stock Units to any Participant. Awards of Restricted Stock Units shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of units, Performance Criteria, if any, and terms of redemption of the Restricted Stock Units.
7.2. Voting and Dividend Rights. No Participant shall be entitled to any voting rights with respect to any share of Common Stock represented by a Restricted Stock Unit until the date of issuance of such shares. The Plan shall not pay Dividend Equivalents on Restricted Stock Units prior to vesting. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement, the Participant shall be entitled to an accrual of Dividend Equivalents with respect to dividends on shares of Common Stock having a record date prior to the date on which the Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be subject to the same vesting schedule as the Restricted Stock Units and shall not become payable until such vesting requirements are met.
7.3. Settlement of Restricted Stock Units. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Award Agreement vest or on such other date determined by the

Committee, in its discretion, and set forth in the Award Agreement, one share of Common Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 4.6) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. A Restricted Stock Unit may be paid in whole shares of Common Stock or the cash equivalent thereof. The book or electronic entry or stock certificate evidencing the shares payable under a Restricted Stock Unit will be issued within an administratively reasonable period after the date on which the Restricted Stock Unit vests so that the payment of shares qualifies for the short-term deferral exception under Section 409A. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with the terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Common Stock or other property otherwise issuable to the Participant pursuant to this Section. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a Restricted Stock Unit to a date or dates after the Restricted Stock Unit vests, provided that the terms of the Restricted Stock Unit and any deferral satisfy the requirements to avoid imposition of the “additional tax” under Section 409A(a)(1)(B).
ARTICLE VIII
STOCK APPRECIATION RIGHTS
8.1. Stock Appreciation Rights. A Stock Appreciation Right or SAR is an award that may or may not be granted in tandem with an Option, and entitles the holder to receive an amount equal to the difference between the Fair Market Value of a share of Common Stock at the time of exercise of the SAR and the Grant Price, subject to the applicable terms and conditions of the Award Agreement, the tandem Options, if applicable, and the following provisions of this Article VIII. The Grant Price of a SAR shall be no less than the Fair Market Value per share of Common Stock on the Award Date.
Notwithstanding the foregoing provision of this Section to the contrary, in the case of a SAR that is a Substitute Award, the Grant Price may be less than the Fair Market Value per share on the Award Date; provided, that the excess of: (a) the aggregate Fair Market Value (as of the Award Date of such Substitute Award) of the shares subject to the Substitute Award, over (b) the aggregate Grant Price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such Fair Market Value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate Grant Price of such shares, and that the grant of the Substitute Award otherwise satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D).
8.2. Exercise. An SAR shall entitle the Participant to receive, upon the exercise of the SAR, shares of Common Stock (valued at their Fair Market Value at the time of exercise), cash, or a combination thereof, in the discretion of the Committee, in an amount equal in value to the excess of the Fair Market Value of the shares of Common Stock subject to the SAR as of the date of such exercise over the Grant Price of the SAR. If granted in tandem with an Option, the exercise of an SAR will result in the surrender of the related Option and, unless otherwise provided by the Committee in its sole discretion, the exercise of an Option will result in the surrender of a related SAR, if any.
8.3. Expiration Date. The “expiration date” with respect to an SAR shall be determined by the Committee and set forth in the Award Agreement, and if granted in tandem with an Option, shall be not later than the expiration date for the related Option. If neither the right nor the related Option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and payment shall be made to the holder in cash. Notwithstanding the preceding, the expiration date for an SAR shall be not later than 10 years from the Award Date. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR (x) the exercise of the SAR is prohibited by applicable law or (y) shares of Common Stock may not be purchased or sold by Participants due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Committee may provide that the term of the SAR shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period, or lock-up agreement and provided further that no extension will be made if the Grant Price of such SAR at the date the initial term would otherwise expire is above the Fair Market Value.
8.4. Prohibition on Repricing of SARs. No SAR may be repriced, replaced, regranted through cancellation, exchanged for cash, exchanged for any other Awards or modified without stockholder approval (except as contemplated in Section 4.6 hereof), if the effect of such action would be to reduce the exercise price for the shares underlying such SAR.

ARTICLE IX
PERFORMANCE GRANTS
9.1. Performance Grants and Eligibility. The purpose of this Article IX is to provide the Committee the ability to (i) grant Restricted Stock Awards, Restricted Stock Unit Awards, and Stock Appreciation Rights as performance-based awards, and (ii) grant Performance Grants that are settled in cash or shares of Common Stock based on the satisfaction of Performance Criteria. The Committee, in its sole discretion, may designate certain Participants who are eligible to receive a Performance Grant if certain pre-established Performance Goals are met.
9.2. Establishment of Performance Grant. The Committee shall determine the terms of the Performance Grant, if any, to be made to a Participant and the Performance Period over which such performance will be measured by the Committee.
9.3. Criteria for Performance Goals. The Performance Goals shall be pre-established by the Committee. The Committee shall, in writing, (i) designate one or more Participants, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, (iv) specify the relationship between Performance Criteria and the Performance Goals, and (v) specify the minimum and maximum amounts to be earned by each Participant for such Performance Period.
9.4. Adjustments. The Committee shall have the authority to adjust the Performance Goals (either up or down) and the level of the Performance Grant that a Participant may earn under this Plan based on and in order to appropriately reflect any of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) any change in the Company’s fiscal year; (vi) circumstances that impact the Company’s financial performance that are outside of the control of the Company, such as acts of God; earthquakes; fires; floods; severe weather events; natural or manmade disasters; wars; civil or military disturbances; acts of terrorism; sabotage; embargoes; martial law; acts of civil or military authorities; political unrest; riots; global economic events; strikes; labor disputes; lockouts; epidemics; or pandemics; (vii) unforeseen impacts related to mergers, acquisitions and divestitures; or (viii) such other events as the Committee determines appropriate in its sole discretion.
9.5. Committee Certification. Following the completion of each Performance Period, the Committee shall certify whether and to what extent the applicable Performance Goals have been achieved for such Performance Period and the amount that shall be payable with respect to that Award. No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested unless the Committee certifies that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved, such certification to be reflected in the approved written minutes of the meeting of the Committee at which such certification is made or a unanimous written consent. If the Committee certifies the entitlement of a Participant to the Performance Grant, the payment shall be made to the Participant subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.
9.6. Payment and Limitations. Performance Grants shall be paid on or before the 90th day following both (i) the end of the Performance Period, and (ii) certification by the Committee that the Performance Goals and any other material terms of the Performance Grant and the Plan have been satisfied, or as soon thereafter as is reasonably practicable. The Performance Grant may be paid in Common Stock, cash, or a combination of Common Stock and cash, as specified in the Award Agreement. If paid in whole or in part in Common Stock, the Common Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Common Stock. However, no fractional shares of Common Stock shall be issued, and the balance due, if any, shall be paid in cash. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance Grant for a Performance Period only if the Performance Goals for such period are achieved.
ARTICLE X
ADMINISTRATION
10.1. General. The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards granted hereunder shall be subject to the determination of the Committee. The Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:
(a) determine the Participants to whom and the time or times at which Awards will be made;

(b) determine the number of shares and the Grant Price of Common Stock covered in each Award, subject to the terms of the Plan;
(c) determine the terms, provisions and conditions of each Award, which need not be identical;
(d) define the effect, if any, on an Award of the death, Disability, Retirement, or termination of employment of an Employee or service as a Director or Consultant;
(e) determine and certify the attainment of performance goals, criteria, or any similar terms and conditions (including, but not limited to, Performance Goals with respect to Performance Grants) with respect to Awards and may, in its sole discretion, adjust any determinations of the degree of attainment of any such performance goals, criteria or similar terms and conditions as permitted by the Plan;
(f) subject to Article XI, adopt modifications and amendments to the Plan or any Award Agreement, including, without limitation, (i) any modifications or amendments that are necessary to comply with the laws of the countries in which the Company or its Affiliates operate, and (ii) unless otherwise provided in an Award Agreement, modifications that increase or decrease the amount paid with respect to any Performance Grant as permitted by the Plan;
(g) accelerate the vesting or exercisability of, payment for, or lapse of restrictions on, Awards;
(h) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and
(i) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.
The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.
10.2. Delegation of Authority. The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan, including with respect to the execution of Award Agreements or other documents, and, to the extent permitted by applicable law or rules of the relevant stock exchange, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee or committees consisting of one or more members of the Board and/or one or more officers of the Company. The authority to grant awards pursuant to Section 4.1 may only be delegated to one or more of the following officers: the Chief Executive Officer, the Chief Financial Officer, the General Counsel/Chief Legal Officer and the Chief Human Resources Officer. Any such delegation shall not include the authority to grant Awards to such individual or any other individual subject to the reporting rules under Section 16(a) of the Exchange Act. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 10.2 shall serve in such capacity at the pleasure of the Committee.
ARTICLE XI
AMENDMENT OR TERMINATION OF PLAN
The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, to the extent required under applicable stock exchange rules or other applicable rules or regulations, no amendment or modification shall be made to the Plan without the approval of the Company’s stockholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (i) change the aggregate number of shares of Common Stock which may be issued under Incentive Options, (ii) change the class of Employees eligible to receive Incentive Options, or (iii) decrease the Grant Price for Options or SARs below the Fair Market Value of the Common Stock as of the Award Date, shall be made without the approval of the Company’s stockholders. In addition, no amendment shall be made to Section 4.3(b) without the approval of the Company’s stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

ARTICLE XII
MISCELLANEOUS
12.1. No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Participants under the Plan. All Participants shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.
12.2. No Right to Employment or Continued Service. Nothing contained in the Plan shall (i) confer upon any Employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.
12.3. Section 409A. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendment to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Plan to prevent taxation under Section 409A, the Company does not represent or warrant that the Plan or any Award complies with Section 409A or any other provision of federal, state, local or other tax law. Any adjustments made pursuant to Section 4.6 or Section 9.4 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A unless the Participant consents otherwise; (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A or comply with the requirements of Section 409A unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A to be subject thereto.
12.4. Tax Withholding. The Company may permit or require each Participant (and each other person exercising an Option or receiving Common Stock or cash in connection with an Award) to pay or reimburse the Company for all or any portion of all sums required by federal, state, local or foreign tax law to be withheld (up to the maximum withholding rate) in connection with any Award. The Company or any Affiliate shall be entitled to deduct from other compensation or other amounts payable to each Employee any such sums required to be withheld. In the alternative, the Company or any Affiliate may require the Employee (or other person exercising the Option or receiving Common Stock) to pay the sum directly to the Company or its Affiliate, as applicable, or, if acceptable to the Company, the Employee (or such other person) may satisfy such tax obligations in whole or in part by delivery of Common Stock, including shares of Common Stock retained from the Award creating the obligation, valued at Fair Market Value. If the Employee (or other person exercising the Option or receiving the Common Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 3 business days after (i) the date of exercise, or (ii) notice of the Committee’s decision to pay all or part of a Performance Grant in Common Stock, whichever is applicable. The Company shall have no obligation upon exercise of any Option, or notice of the Committee’s decision to pay all or part of the Performance Grant in Common Stock, until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or issuance of Common Stock is sufficient to cover all sums due with respect to that exercise or issuance of Common Stock. The Company and its Affiliates shall not be obligated to advise an Employee (or such other person) of the existence of the tax or the amount which the Company or any of its Affiliates will be required to withhold.
12.5. Clawback/Recovery. The Awards granted under the Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as in effect from time to time, as well as any similar provisions of applicable law, including Section 10D of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act. As of the effective date of the Plan, the Company’s policy provides that in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and in accordance with the provisions of Section 10D of the Exchange Act and the rules and regulations adopted by the New York Stock Exchange in compliance therewith, in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will recover from any current or former executive officer of the Company who received incentive-based compensation during the 3-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, determined by the Committee to be in excess of what would have been paid to the executive officer under the accounting restatement. In addition, the Company shall recover from the relevant executive officers any Awards recoverable under Section 304 of the Sarbanes-Oxley Act of 2002.
12.6. Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or cash or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company or any of its Affiliates pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company or any of its Affiliates and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Section 409A. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.
12.7. Indemnification of the Committee and the Board of Directors. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
12.8. Gender. If the context requires, words of one gender when used in the Plan shall include the others and words used in the singular or plural shall include the other.
12.9. Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.
12.10. Other Compensation Plans. The adoption of the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.
12.11. No Right To An Award; Other Awards. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted any Award or any other rights hereunder except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The grant of an Award shall not confer upon the Participant the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Participants, or the right to receive future Awards upon the same terms or conditions as previously granted.
12.12. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

12.13. Governing Law. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Delaware.
12.14. Participants Based Outside the United States. In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries or Affiliates operate, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder, provided, however, that the Committee may not make any subplan that (a) increases the limitations contained in Section 4.3, (b) increases the number of shares available under the Plan, as set forth in Section 4.2; or (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act. Subject to the foregoing, the Committee may amend, modify, administer or terminate such subplans, and prescribe, amend and rescind rules and regulations relating to such subplans.

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During The Meeting - Go to **www.virtualshareholdermeeting.com/MEI2026**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on September 15, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01868-P54714

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

METHODE ELECTRONICS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. David P. Blom	☐	☐	☐
1b. Therese M. Bobek	☐	☐	☐
1c. Brian J. Cadwallader	☐	☐	☐
1d. Bruce K. Crowther	☐	☐	☐
1e. Jonathan B. DeGaynor	☐	☐	☐
1f. Mary A. Lindsey	☐	☐	☐
1g. Mark D. Schwabero	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. The approval of the Methode Electronics, Inc. 2026 Omnibus Incentive Plan.	☐	☐	☐
3. The ratification of the Audit Committee's selection of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending May 1, 2027.	☐	☐	☐
4. The advisory approval of Methode's named executive officer compensation.	☐	☐	☐

NOTE: To vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

T01869-P54714

METHODE ELECTRONICS, INC.
This proxy is solicited by the Board of Directors
Annual Meeting of the Stockholders

The undersigned hereby appoints Jonathan B. DeGaynor, Mark D. Schwabero and Kerry A. Vyverberg, and each of them, with full power of substitution, as proxies to vote all shares of Methode Electronics, Inc. common stock which the undersigned is entitled to vote at the Annual Meeting of Methode Electronics, Inc. to be held via live webcast at www.virtualshareholdermeeting.com/MEI2026 on Wednesday, September 16, 2026 at 11:00 a.m., Eastern Daylight Time, and at any adjournment or postponement thereof.

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. If other business is properly presented at the Annual Meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies above.

Continued and to be signed on reverse side